UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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HARRIS INTERACTIVE INC.
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135 Corporate Woods
Rochester, New York 14623

September 22, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Harris Interactive Inc., which will be held on Wednesday, November 1, 2006, at the Rochester Museum & Science Center, 657 East Avenue, Rochester, New York 14607 at 5:15 p.m. (local time).

At the Annual Meeting you will be asked to elect three directors to our Board of Directors and to approve a one-time stock option exchange program.

On the following pages, you will find the formal Notice of Annual Meeting and our Proxy Statement. Included with our Proxy Statement is a copy of our Annual Report on Form 10-K for our fiscal year ended June 30, 2006. We encourage you to read the Proxy Statement as well as our Form 10-K. These documents will provide you with information about our management, operations, markets and services, as well as our audited financial statements.

Whether or not you plan to attend the Annual Meeting, please return your proxy as soon as possible to ensure that your shares of Harris Interactive common stock will be represented at the Annual Meeting. We encourage you to take advantage of the option to vote by telephone or the Internet. If you prefer, you may complete, sign, date and return the accompanying proxy in the enclosed postage paid envelope.

We hope that many of you will be able to attend the Annual Meeting in person. We look forward to seeing you there.

Sincerely,

Gregory T. Novak
President and Chief Executive Officer

George Bell
Chairman

135 Corporate Woods
Rochester, New York 14623

Notice of Annual Meeting of Stockholders to Be Held November 1, 2006

To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Harris Interactive Inc. (“Harris Interactive” or the “Company”), which will be held at the Rochester Museum & Science Center, 657 East Avenue, Rochester, New York 14607, on November 1, 2006 at 5:15 p.m., local time, for the following purposes:

1.	To elect three (3) Class I directors to the Board of Directors to hold office for a three year term;

2.	To approve a one-time stock option exchange program; and

3.	To act upon such other business as may properly come before the meeting or any adjournment thereof.

A copy of Harris Interactive’s Annual Report on Form 10-K for our fiscal year ended June 30, 2006 is enclosed with this Notice of Annual Meeting and attached Proxy Statement. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for any purpose germane to the Annual Meeting during ordinary business hours at Harris Interactive’s offices at 135 Corporate Woods, Rochester, New York 14623.

By Order of the Board of Directors,

Ronald E. Salluzzo
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

September 22, 2006
Rochester, New York

IMPORTANT: To assure that your shares are represented at the Annual Meeting, you must complete your proxy as soon as possible. You may vote your shares by telephone or through the Internet at www.proxyvote.com by following the enclosed instruction form. If you prefer, you may fill in date, sign and promptly mail the enclosed proxy card in the accompanying postage paid envelope. If you attend the Annual Meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Stockholders should read the entire Proxy Statement carefully prior to returning their proxies.

PROXY STATEMENT
GENERAL INFORMATION
ELECTION OF DIRECTORS
APPROVAL OF MODIFICATION OF LONG TERM INCENTIVE PLAN TO PERMIT A ONE-TIME STOCK OPTION EXCHANGE PROGRAM
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CORPORATE GOVERNANCE
COMPENSATION OF CERTAIN EXECUTIVE OFFICERS AND DIRECTORS AND OTHER MATTERS
Summary Compensation Table(1)
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values (1)
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Submitted by the Compensation Committee of the Company’s Board of Directors:
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT FEES
OTHER MATTERS
FUTURE STOCKHOLDER PROPOSALS
AUDIT COMMITTEE REPORT
ANNUAL REPORT ON FORM 10-K
CORPORATE GOVERNANCE GUIDELINES
ROLE OF BOARD AND MANAGEMENT
BOARD RESPONSIBILITIES
EXPECTATIONS OF INDIVIDUAL DIRECTORS
BOARD SELECTION AND COMPOSITION
BOARD OPERATIONS
OTHER MATTERS
AUDIT COMMITTEE CHARTER HARRIS INTERACTIVE INC.

135 Corporate Woods
Rochester, New York 14623

PROXY STATEMENT
September 22, 2006

FOR ANNUAL MEETING OF STOCKHOLDERS OF HARRIS INTERACTIVE INC.
To Be Held November 1, 2006

The accompanying proxy is solicited by the Board of Directors of Harris Interactive Inc. (“Harris Interactive” or the “Company”) for use at the 2006 Annual Meeting of Stockholders to be held on Wednesday, November 1, 2006, at 5:15 p.m. local time or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Rochester Museum & Science Center, 657 East Avenue, Rochester, New York 14607. The date of this Proxy Statement is September 22, 2006. The approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders is September 29, 2006.

GENERAL INFORMATION

Record Date; Voting Securities

Only stockholders of record at the close of business on September 15, 2006 are entitled to vote their shares of Harris Interactive common stock at the meeting and any adjournment thereof. As of September 15, 2006, there were 58,893,359 shares of Harris Interactive’s common stock issued and outstanding. Each holder of shares of common stock is entitled to one vote for each share of common stock held. Stockholders may vote in person or by proxy.

Proxies; Voting of Proxies

By submitting your proxy, you will authorize Leonard R. Bayer and Ronald E. Salluzzo to represent you and vote your shares of common stock at the Annual Meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments of the meeting. If you submit a proxy but do not indicate any voting instructions, your shares will be voted “FOR” all director nominees and “FOR” approval of the one-time option exchange program. If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted by the proxy holders in accordance with the recommendation of the Board of Directors, or, in the absence of any such recommendation, as the proxy holders may determine in their discretion.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. All stockholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient and it saves your Company significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. To vote via the Internet, log on to www.proxyvote.com as described in the instructions accompanying this Proxy Statement.

Revocability of Proxies

If you attend the Annual Meeting, you may vote your shares in person, regardless of whether you have voted by telephone or the Internet or submitted a proxy. In addition, you may revoke your proxy by (1) sending a written notice of revocation to Harris Interactive Inc., Attention: Corporate Secretary, 135 Corporate Woods, Rochester, New York 14623, (2) submitting a later-dated vote by mail, telephone, or the Internet or (3) voting in person at the Annual Meeting.

Quorum

A majority of the shares of Harris Interactive common stock entitled to vote must be present either in person or by proxy at the Annual Meeting before any business may be conducted.

Tabulation of Abstentions and Broker Non-Votes

Abstentions and broker non-votes will be included in the number of shares present for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will also be counted as shares “present” and “entitled to vote.” A broker non-vote occurs when a broker has not received voting instructions from the beneficial owner of the shares and the broker does not have the authority to vote the shares because the proposal is non-routine. Broker non-votes are not counted as shares “entitled to vote” with respect to proposals over which they do not have discretionary authority. Therefore, while broker non-votes are considered “present” for purposes of determining whether there is a quorum, they are not considered “present” for purposes of determining the majority of shares at the meeting and entitled to vote.

Shares Held in Street Name

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares, and your broker or nominee is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker or nominee, then your broker or nominee will be entitled to vote your shares in its discretion as to the Election of Directors, but will not be entitled to vote your shares as to the proposal to authorize a one-time stock option exchange program.

As the beneficial owner of shares, you are invited to attend the Annual Meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker or nominee that holds your shares.

Solicitation of Proxies

Harris Interactive will bear all costs of this proxy solicitation. In addition to soliciting stockholders by mail and through its regular employees, Harris Interactive will request banks and brokers, other custodians, nominees and fiduciaries to solicit their customers who have shares of Harris Interactive common stock registered in their names and will reimburse them for their reasonable, out-of-pocket costs. Harris Interactive may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of Harris Interactive common stock as of September 15, 2006 by each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares based on information available to us as of that date. This table is based on information provided to us or filed with the Securities and Exchange Commission (“SEC”) by our principal stockholders.

	Number of
	Common Shares	Percent of Common
	Beneficially	Stock Beneficially
Name and Address	Owned(1)	Owned(1)

FMR Corp.	7,492,762	12.7%
82 Devonshire Street
Boston, MA 02109
Wellington Management Co. LLP	5,525,700	9.4%
75 State Street
Boston, MA 02109
Lord Abbett & Co. LLC	4,811,485	8.1%
90 Hudson Street, 11th Floor
Jersey City, NJ 07302
Dimensional Fund Advisors	3,951,183	6.7%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

(1)	The percentage of shares beneficially owned is based on the 58,893,359 shares of Harris Interactive common stock outstanding as of September 15, 2006. Beneficial ownership is determined in accordance with rules of the SEC and generally includes voting or investment power with respect to securities.

Security Ownership of Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of Harris Interactive common stock as of September 15, 2006 by (i) each director and director-nominee, (ii) the Chief Executive Officer and each other executive officer named in the Summary Compensation Table, and (iii) all directors and executive officers as a group. All shares are subject to the named person’s sole voting and investment power except where otherwise indicated. This table is based on information provided to us or filed with the SEC by our directors and executive officers.

		Common Shares	Total	Percent of
	Number of	Issuable Upon	Common Shares	Common Stock
	Common	Exercise of	Beneficially	Beneficially
Name of Beneficial Owner	Shares	Options(1)	Owned(1)	Owned(1)(2)

Mr. Gregory T. Novak(8)	40,601	655,397	695,998	1.2%
Mr. Leonard R. Bayer(3)(8)	1,784,505	33,229	1,817,734	3.1%
Mr. David B. Vaden	49,064	199,083	248,187	*
Mr. Arthur E. Coles	60	30,939	30,999	*
Mr. Dee T. Allsop	38,048	54,896	92,944	*
Mr. Frank J. Connolly, Jr.(4)	—	—	—	*
Mr. Robert E. Knapp(5)	—	31,250	31,250	*
Mr. George Bell(8)	10,000	31,083	41,083	*
Mr. David Brodsky(8)	187,345	24,167	211,512	*
Mr. Stephen D. Harlan(8)	22,500	34,722	57,222	*
Mr. James R. Riedman(6)(8)	142,058	78,231	220,289	*
Dr. Subrata K. Sen(8)	10,000	31,528	41,528	*
Mr. Howard L. Shecter(8)	113,000	30,556	143,556	*
Mr. Antoine G. Treuille(8)	16,600	23,750	40,350	*
Dr. Richard B. Wirthlin(7)(8)	1,706,044	—	1,706,044	2.9%
All directors and current executive officers as a group (17 persons)(9)	4,196,496	1,594,206	5,790,702	9.8%

*	Less than 1%

(1)	Reflects common shares that may be purchased upon the exercise of stock options that were exercisable as of September 15, 2006 or that will become exercisable on or before November 14, 2006. Such shares are not deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

(2)	The percentage of shares outstanding is based on 58,893,359 shares of Harris Interactive common stock outstanding as of September 15, 2006, except as noted in footnote (1) above. Beneficial ownership is determined in accordance with rules of the SEC and generally includes voting or investment power with respect to securities.

(3)	Includes 318,643 shares held by Lorraine W. Bayer, Mr. Bayer’s wife.

(4)	The Company has received no updated information regarding Mr. Connolly’s stock holdings since his departure from the Company on April 28, 2006. Mr. Connolly’s options outstanding as of June 30, 2006 were not exercised prior to their expiration date three months after termination of his employment.

(5)	The Company has received no updated information regarding Mr. Knapp’s stock holdings since his resignation from the Company on May 4, 2005. The options shown were granted in lieu of a cash bonus payment on July 27, 2004, were fully vested upon grant, had a ten year term, and did not have an early expiration date related to termination of employment. Mr. Knapp’s other options outstanding as of June 30, 2006 were not exercised prior to their expiration date fifteen months after termination of his employment.

(6)	Mr. Riedman is the former President of the Riedman Corporation, and a director and stockholder of Riedman Corporation. Riedman Corporation is the owner of 129,558 shares of Harris Interactive Inc. Interactive common stock.

(7)	Represents 1,706,044 shares held indirectly through the Wirthlin Family Trust, over which Dr. Wirthlin has sole voting and investment power.

(8)	Director.

(9)	Includes executive officers of Harris Interactive who are not identified in the table above.

Equity Compensation Plan Information

The following table provides information as of June 30, 2006 with respect to shares of Harris Interactive Common Stock that may be issued under the terms of Harris Interactive’s Long-Term Incentive Plan and other equity compensation plans:

	Fiscal Year Ended June 30, 2006
	Number of Shares to be	Weighted-Average	Number of Shares
	Issued Upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options,	Outstanding Options,	Future Issuance Under
	Warrant and Rights	Warrants and Rights	Equity Compensation Plans

Equity compensation plans approved by stockholders(1)	5,232,036	$5.12	1,326,061
Equity compensation plans not approved by stockholders(2)(3)(4)(5)(6)(7)	885,938	7.26	—

Total	6,117,974	$5.43	1,326,061

(1)	Excludes outstanding options for 32,060 shares at a weighted average price of $2.05 per share. These options were assumed in connection with the acquisition of Total Research Corporation. No additional awards can be granted under the plan pursuant to which these options were originally issued.

(2)	Represents (a) 1,000,000 options that were issued by the Company in fiscal 2004 in connection with the hiring of its now former Chief Executive Officer, Robert E. Knapp, of which 312,500 were vested and remained vested and exercisable after his resignation from the Company in May 2005, (b) 150,000 options issued in fiscal 2004 and fiscal 2005 to certain employees hired in connection with the acquisition of Novatris, S.A., (c) 235,000 options issued in fiscal 2005 in connection with the hiring of its now former Chief Financial Officer,

Frank J. Connolly, Jr., of which 73,438 were vested and remained vested and exercisable after his departure from the Company in April 2006, and (d) 350,000 options issued in fiscal 2006 in connection with the hiring of its current Chief Financial Officer, Ronald E. Salluzzo, all of which options were awarded pursuant to individual arrangements and not under the Company’s Long-Term Incentive Plan.

(3)	Except as described in footnotes (4), (5), and (6) all of the options have terms, including vesting and exercise provisions, generally consistent with options issued under the Company’s Long-Term Incentive Plan. The options were issued at fair market value on the date of issuance. Until the date of termination of employment of the applicable employee holder of options, 25% of each respective grant is vested one year after the date of issuance, and 1/48th of each grant is vested each month thereafter. Until the termination of a director’s service as a director, 1/36th of each grant made after July 1, 2005 is vested each month after the date of issuance. In each case, options vest immediately upon a change in control of the Company during the term of the holder’s employment. The options are generally not transferable.

(4)	The options granted to Robert E. Knapp had an exercise price of $8.96 and were for a ten year term, provided, however, they had to be exercised within fifteen months after termination of his employment with the Company. The shares issuable upon the exercise of these options were registered by the Company on Form S-8 filed with the SEC on March 8, 2004. Although the options were available for exercise on June 30, 2006 and are included in the table above, Mr. Knapp did not exercise his options within the fifteen months after his termination, thus his options are no longer available for exercise.

(5)	The options granted to former employees of Novatris, S.A. during fiscal 2004 have an exercise price of $8.55. The shares issuable upon exercise of these options were registered by the Company on Form S-8 filed with the SEC on March 8, 2004. The options granted to former employees of Novatris, S.A. during fiscal 2005 have an exercise price of $4.98 and were for a ten year term; provided, however, they must be exercised on or before the date of termination of employment of the respective holders. The options fully vest upon the holder’s death or disability.

(6)	The options granted to Frank J. Connolly, Jr. had an exercise price of $7.94, would have fully vested upon his death or disability if such event occurred one year or more after the grant date, and were for a ten year term, provided, however, they had to be exercised within three months after termination of his employment with the Company or one year after his death or disability. The shares issuable upon exercise of these options were registered by the Company on Form S-8 filed with the SEC on April 1, 2005. Although the options were available for exercise on June 30, 2006 and are included in the table above, Mr. Connolly did not exercise his options within the three months after his termination, thus his options are no longer available for exercise.

(7)	The options granted to Ronald E. Salluzzo have an exercise price of $5.56, fully vest upon his death or disability if such event occurs one year or more after the grant date, and were for a ten year term, provided, however, they must be exercised within three months after termination of his employment with the Company or one year after his death or disability. The shares issuable upon exercise of these options were registered by the Company on Form S-8 filed with the SEC on June 30, 2006.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Harris Interactive’s Board of Directors is currently divided into three classes, with the classes of directors serving for staggered three-year terms that expire in successive years. Class I currently has three members, whose terms expire as of the date of the Annual Meeting. Harris Interactive’s Board of Directors proposes that the nominees described below, each of whom is currently serving as a Class I director, be re-elected as Class I directors for a term of three years, or in each case until their successors are duly elected and qualified.

The Board of Directors unanimously recommends a vote “FOR” all nominees.

Vote Required

If a quorum is present and voting at the Annual Meeting, the three nominees for Class I directors receiving the highest number of affirmative votes of the shares of Harris Interactive common stock present in person or represented by proxy and entitled to vote will be elected as Class I directors. Only votes cast for a nominee will be counted. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. In the absence of contrary instructions, the proxy holders intend to vote all proxies received by them in the accompanying form of proxy “FOR” the nominees for director listed below. In the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

Nominees to Board of Directors

			Class and Year in Which		Board
Name	Principal Occupation	Director Since	Term Will Expire	Age	Committees

Mr. Leonard R. Bayer	Executive Vice President, Chief Scientist and Chief Technology Officer of Harris Interactive	1978	Class I 2009	56	Research and Development
Mr. George Bell	Special Venture Partner with General Catalyst Partners	2004	Class I 2009	49	Board Chairman, Nominating and Governance
Mr. David Brodsky	Private Investor	2001	Class I 2009	69	Audit, Nominating and Governance

Leonard R. Bayer is Harris Interactive’s Executive Vice President, Chief Scientist and Chief Technology Officer, and is a director of Harris Interactive, positions he has held since July 1978. Prior to joining the Company, Mr. Bayer worked for Practice Development Corporation from August 1976 to July 1978, where he served as Vice President of Research and Development. From September 1975 to August 1976, Mr. Bayer was a member of the faculty of the University of Rochester School of Medicine, where he taught mathematical statistics.

George Bell has served as a director of the Harris Interactive since January 2004. Since April 2005, Mr. Bell has been a Special Venture Partner at General Catalyst Partners, a private equity firm headquartered in Cambridge, Massachusetts that invests in entrepreneurs building technology-enabled companies. Mr. Bell has been involved in the creation and growth of consumer businesses for 25 years. Prior to joining General Catalyst, Mr. Bell served as President and Chief Executive Officer of Upromise, Inc. from June 2001 to January 2005. Prior to joining Upromise, Mr. Bell was Chairman and CEO of Excite@Home, where he led the $7 billion 1999 merger of Excite and@Home. Previously, Mr. Bell was a producer and writer of documentary programs, a winner of four Emmy Awards and a founder of the Outdoor Life cable network.

David Brodsky has served as a director of Harris Interactive since November 2001. Mr. Brodsky was elected to the Board of Directors of Harris Interactive pursuant to the terms of the Agreement and Plan of Merger under which Total Research Corporation became part of the Company. Prior to joining the Board of Directors of Harris Interactive, Mr. Brodsky served as a director of Total Research Corporation from June 1998 through November 2001 and as Chairman of its Board of Directors from July 1998 to November 2001. Mr. Brodsky has been a private investor for the past nine years and currently serves as a director of Southern Union Company.

Directors Not Standing for Election

The members of the Board of Directors who are not standing for election at this year’s Annual Meeting are set forth below.

			Class and Year
		Director	in Which
Name	Principal Occupation	Since	Term Will Expire	Age	Board Committees

Mr. Stephen D. Harlan	Chairman, Harlan Enterprises LLC	2004	Class II 2007	72	Audit (Chairman), Nominating and Governance
Mr. Howard L. Shecter	Senior Partner with the law firm of Morgan, Lewis & Bockius LLP	2001	Class II 2007	63	Lead Director; Audit, Compensation, Nominating and Governance (Chairman)
Dr. Subrata K. Sen	Professor, Yale University School of Management	2004	Class II 2007	64	Nominating and Governance, Research and Development (Chairman)

Mr. Antoine G. Treuille	Partner, Altamont	2004	Class II 2007	57	Compensation,
	Capital Partners,				Nominating and
	LLC				Governance
Mr. Gregory T. Novak	President and Chief Executive Officer of Harris Interactive	2005	Class III 2008	44	Research and Development
Mr. James R. Riedman	Chairman of Phoenix Footwear Group, Inc.	1989	Class III 2008	47	Compensation (Chairman); Audit; Nominating and Governance
Dr. Richard B. Wirthlin	Director/Founder Wirthlin Worldwide	2004	Class III 2008	75	Research and Development

Stephen D. Harlan has served as a director of Harris Interactive since January 2004. Since 2001, he has been the Chairman of Harlan Enterprises LLC, a specialized real estate firm that provides mortgage banking, finance and investment advisory services to commercial real estate investors. Prior to joining Harlan Enterprises, Mr. Harlan was Chairman of the real estate firm H.G. Smithy from 1993 to 2001. Prior to that, he was Vice Chairman of KPMG Peat Marwick, where he also served on KPMG’s International Council, Board of Directors and Management Committee. In June 1995, President Clinton appointed him to the District of Columbia Financial Responsibility and Management Assistance Authority, where he served as Vice Chairman until September 1998. Mr. Harlan currently serves as a director of Friedman, Billings Ramsey Group and ING Direct Bank. He is also a director of Medstar Health, a director of the Loughran Foundation, and a Trustee of the Carnegie Endowment for International Peace.

Howard L. Shecter has served as a director of Harris Interactive since November 2001. Mr. Shecter was elected to the Board of Directors of Harris Interactive pursuant to the terms of the TRC Merger Agreement. Prior to joining the Board of Directors of Harris Interactive, Mr. Shecter served as a director of Total Research Corporation from

June 1998 to November 2001. Mr. Shecter is a Senior Partner with the law firm of Morgan, Lewis & Bockius LLP and has been with that firm since 1968, serving as the Managing Partner from 1979 to 1983 and as Chairman of the Executive Committee in 1985. Mr. Shecter is also a director of Ashbridge Corporation, Ashbridge Investment Management and Heintz Investment Co.

Subrata K. Sen, PhD has served as a director of Harris Interactive since January 2004. Dr. Sen currently holds the Joseph F. Cullman Chair as Professor of Organization, Management and Marketing, in the School of Management at Yale University, where he has been a member of the faculty since 1983. Prior to Yale, Dr. Sen taught graduate courses in management at the University of Rochester, the University of Chicago and the University of Texas at Austin. Dr. Sen is the author of over 50 academic research papers on marketing research, advertising, political science, statistical analysis and many other subjects. He has also consulted on a variety of topics with many Fortune 100 companies.

Antoine G. Treuille has served as a director of Harris Interactive since January 2004. Mr. Treuille is Managing Partner of Altamont Capital Partners, LLC in New York City, a position he has held since June 2006. He also continues to serve as Executive Managing Partner of Mercantile Capital Partners in New York City, a position he has held since September 2000. Prior to Mercantile Capital Partners, Mr. Treuille was President of Charter Pacific Corporation, an investment banking firm he founded in New York City, from 1996 to 1998. Before that, he served in executive roles at Desai Capital Management, Entrecanales Y Travora Inc. and Citibank N.A. in New York City, as well as Le Credit Chimique in Paris, France. Mr. Treuille currently serves on the boards of Eramet and Societe Bic, both in Paris. Mr. Treuille formerly served as Chairman of the Board of Loehmanns’ Holdings Inc., as well as Eye Care Centers of America.

Gregory T. Novak is Harris Interactive’s President and Chief Executive Officer, positions he has held since April 2004 and September 2005, respectively. He has been a director of Harris Interactive since September 2005. From May 2005 to September 2005, Mr. Novak served as the Company’s acting Chief Executive Officer and from April 2004 to September 2005, he served as the Company’s Chief Operating Officer. From July 2003 to March 2004, Mr. Novak served as the Company’s President, U.S. Operations and from July 2001 to June 2003, served as its Group President, Strategic Marketing Solutions and Business and Consulting. From July 2000 to July 2001, Mr. Novak served as the Company’s Group President, Strategic Marketing Solutions and from June 1999 through June 2000, served as the President of its Internet division. Prior to joining Harris Interactive, from August 1996 to June 1999, Mr. Novak worked for Lightnin, a chemical process engineering and manufacturing company, most recently as Vice President, General Manager of Lightnin Americas.

James R. Riedman has served as a director of Harris Interactive since October 1989. Mr. Riedman currently serves as the Chairman of Phoenix Footwear Group, Inc., a publicly traded manufacturer of footwear, a position he has held since 1996. He has served as a director of that company since 1993 and served as its Chief Executive Officer from 1996 to June 2004. In addition, Mr. Riedman has served as a principal in CE Capital, LLC since 2001. From 1987 to 2001, Mr. Riedman served as the President and as a Director of the Riedman Corporation, a real estate holding company and an insurance agency, and continues to serve as a Director of that corporation. From April 1984 to January 1987, Mr. Riedman served as Senior Vice President of Transamerica Financial Systems and Concepts. Mr. Riedman also worked for the Balboa Insurance Group from January 1983 to April 1984, where he served as Director of Corporate Planning.

Richard B. Wirthlin, PhD has served as a director of Harris Interactive since September 2004. Dr. Wirthlin was elected to the Board of Directors of Harris Interactive pursuant to the terms of the Agreement and Plan of Merger dated September 8, 2004 among Harris Interactive, Capital Merger Sub, LLC, and the stockholders of Wirthlin Worldwide, Inc. (the “Wirthlin Merger Agreement”). Since September 2004, Dr. Wirthlin has been employed by Harris Interactive with the title of Director/Founder Wirthlin Worldwide. Prior to joining the Board of Directors of Harris Interactive, Dr. Wirthlin founded Wirthlin Worldwide, a strategic opinion research and consulting firm he established in 1969.

PROPOSAL NO. 2:

APPROVAL OF MODIFICATION OF LONG TERM INCENTIVE PLAN TO PERMIT A
ONE-TIME STOCK OPTION EXCHANGE PROGRAM

The stockholders of the Company are being asked to approve a one-time stock option exchange program. The option exchange program, if approved, would constitute an amendment to the Company’s 1999 Long-Term Incentive Plan (the “Incentive Plan”), effective only for the one-time option exchange contemplated by this proposal. To be approved, this proposal must receive the affirmative vote of a majority of shares represented and entitled to vote at the Annual Meeting at which a quorum must be present.

The Board of Directors unanimously recommends a vote “FOR” approval of the stock option exchange program.

After careful consideration, our Board of Directors has determined that it would be in the best interests of the Company and our stockholders to implement a stock option exchange program whereby those that are eligible to participate, including Named Executive Officers, Non-Employee Directors and other employees (the “Eligible Individuals”), would be permitted to voluntarily elect to exchange outstanding options, whether or not vested, issued under the Incentive Plan with exercise prices equal to or greater than $5.70 per share, or if higher, the market price of the Company’s stock based on the ten business day trailing average through November 1, 2006 (the “Eligible Options”). The Eligible Options could be exchanged for a lesser number of options (the “New Options”) to be granted following the expiration of a tender offer to be made to such Eligible Individuals (the “Option Exchange Program”). The New Options would have an exercise price equal to the closing price of our common stock as quoted on the Nasdaq Stock Exchange on the date of the new grant (the “Fair Market Value”) and the exchange ratio would be established so that the Eligible Options would be exchanged for New Options with an equivalent fair value determined using the Black-Scholes pricing model. The New Options would not be vested as of the grant date and new vesting periods would apply. As of September 1, 2006, 69 Eligible Individuals hold outstanding options with exercise prices equal to or greater than $5.70 per share.

Background

Stock options are intended to encourage our employees to act as owners, which helps align their interests with those of stockholders. An objective of our Incentive Plan is to encourage ownership in our Company by employees and Non-Employee Directors whose long-term service is essential to our continued success, and thereby encourage them to act in our stockholders’ interest and share in that success. A description of the material features of the Incentive Plan, as currently in effect, is filed as Appendix C to this Proxy Statement.

Since our Initial Public Offering in 1999, our stock price has fluctuated greatly. As of September 1, 2006, the closing price of our common stock was $5.58 and approximately 33% of our stock options had exercise prices higher than $5.58 per share.

As a result of the fluctuations in our stock price, a major component of our total compensation has been significantly weakened. Many employees perceive that their options are of very limited or no value, which means that the vast majority of our stock options no longer are effective as incentives to motivate and retain employees. Although these stock options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, the stock options will remain on our books with the potential to dilute stockholders’ interests for up to 10 years from the grant date unless they are cancelled or otherwise forfeited.

We are proposing a “value-neutral” exchange. This means that employees and Non-Employee Directors who elect to participate in the Option Exchange Program would receive a smaller number of New Options, but with equivalent total fair value determined using the Black-Scholes pricing model, to the Eligible Options they surrender in the exchange. The New Options would be governed by the Incentive Plan. The Option Exchange Program would have the following benefits:

•	increasing the motivational value of existing options for our employees, who are our most important resource and are critical to our future growth;

•	increasing the retentive value of exchanged options for our employees because the New Options would have a new vesting schedule, thus requiring the Eligible Individuals to continue serving with us for longer periods in order to realize the benefits from the New Options; and

•	increasing value for our stockholders by potentially decreasing the dilutive effect of the large number of employee options that have exercise prices substantially above the current market value of our common stock.

General Description of the Option Exchange Program

We have not commenced the Option Exchange Program and will not do so unless and until our stockholders approve this proposal. At the time the Option Exchange Program is commenced, we will send the Eligible Individuals written materials explaining the precise terms and timing of the Option Exchange Program. The commencement of the Option Exchange Program, as well as any determination to terminate the Option Exchange Program, will be determined by our Compensation Committee. The Eligible Individuals will be urged to read all written materials carefully when they become available. At or before commencement of the Option Exchange Program, we will file the written materials relating to the Option Exchange Program with the SEC as part of a tender offer statement on Schedule TO. The Eligible Individuals, as well as stockholders and members of the public, will be able to obtain these written materials and other documents filed by us with the SEC free of charge from the SEC’s website at www.sec.gov.

Under the proposed Option Exchange Program, the Eligible Individuals could elect to surrender Eligible Options they currently hold and in return receive New Options. The New Options would entitle the Eligible Individuals to purchase fewer shares, in accordance with the applicable exchange ratio specified in the Option Exchange Program, resulting in a substantially value neutral exchange on the date of the new grant. Eligible Individuals on the date that the program is commenced who participate in the Option Exchange Program would need to be continuously serving through the date on which the New Options are granted in order to receive the New Options. The New Options would have an exercise price equal to the Fair Market Value of our common stock on the date that the New Options are granted (which will not be less than 20 business days following the commencement of the Option Exchange Program). By way of illustration, if the exercise price for the New Options was $5.58 (the closing price for the Company’s stock on September 1, 2006), the ratios of surrendered Eligible Options to New Options would vary from 1.38 to 1 to 7.39 to 1, depending upon the exercise price of the surrendered Eligible Options.

We have structured the Option Exchange Program to strike a balance between stockholder and participant interests and, as such, we designed the program to create a substantially value-neutral exchange. We believe that the Option Exchange Program would be beneficial to stockholders by canceling a larger number of outstanding options and issuing fewer options in their place. In addition, by conducting this exchange rather than granting new options to supplement the “underwater” options, we are avoiding potential additional dilution to our stockholders’ interests.

Our Incentive Plan allows us to grant awards, including among others stock option and restricted stock awards, to employees and Non-Employee Directors. A maximum of 7,250,000 shares of stock may be delivered to participants and their beneficiaries under the Incentive Plan. If all of the Eligible Options were exchanged for New Options at the illustrative exchange ratios set forth in “Exchange Ratios” below, the stock available for grant under our Incentive Plan would change as follows:

	Shares				Shares Available
	Covered by	Restricted	Total	% of All	for Future
	Option Grants	Stock	Outstanding	Outstanding Shares	Grants Under
	Outstanding	Outstanding	Awards	of Company(1)	Incentive Plan

As of September 1, 2006	5,155,956	92,167	5,248,123	8.9%	1,373,978
After giving effect to Option Exchange	4,472,154	92,167	4,564,321	7.8%	2,057,780

(1)	Assuming number of outstanding shares remains constant between September 1, 2006 and effective date of Option Exchange

The Option Exchange Program is intended to increase the retentive effect of options because the vesting periods for New Options will be re-started. On September 1, 2006, 1,706,865 Eligible Options were fully vested. All Eligible Options that are exchanged under the program, even those fully-vested Eligible Options, will be exchanged for unvested New Options. The New Options will vest over a four-year period for employees and over a three-year period for Non-Employee Directors.

Details of the Option Exchange Program

Implementing the Option Exchange Program

Our Board of Directors authorized the Option Exchange Program, subject to stockholder approval. If approved by our stockholders, we would promptly file an Offer of Exchange with the Securities and Exchange Commission and distribute it to all Eligible Individuals. The Eligible Individuals would be given 20 business days from the date we commence the Option Exchange Program to elect to exchange any or all of their Eligible Options for New Options. The surrendered Eligible Options would be cancelled and the New Options would be granted on the first business day following this 20-business day election period. However, even if approved by our stockholders, our Board of Directors would retain the authority, in its sole discretion, to terminate or postpone the Option Exchange Program, at any time before the commencement or expiration of the Offer to Exchange.

Eligible Individuals

The Option Exchange Program would be open to all of our employees who hold Eligible Options, including our Named Executive Officers, as well as our Non-Employee Directors. We propose to include our Named Executive Officers in the Option Exchange Program because only one of these individuals was in his current role at the time their Eligible Options were granted, and because each of them has been instrumental in more recent improvements in our operating and financial performance. We propose to include our Non-Employee Directors in the Option Exchange Program as a result of their contributions in directing our improving operating and financial performance.

An Eligible Individual who tenders his or her Eligible Options for exchange would receive New Options in exchange only if he or she is employed by us or is serving as a director on the date that New Options are granted. If an Eligible Individual is no longer employed by us or ceases to serve as a Non-Employee Director for any reason on or prior to the date that the Option Exchange Program commences, that individual could not participate in the program. If an Eligible Individual is no longer employed by us or ceases to serve as a director for any reason prior to the date that the New Options are granted, even if he or she had elected to participate and had tendered his or her Eligible Options for exchange, the tender will be deemed to be withdrawn as of the date of employment or service termination and the individual will not be eligible to receive New Options. An Eligible Individual’s vote in favor of this proposal at the Annual Meeting does not constitute an election to participate in the Option Exchange Program.

By way of illustration, if all of our Named Executive Officers and Non-Employee Directors who are Eligible Individuals as of September 1, 2006 choose to tender all of their Eligible Options in the Option Exchange Program, based upon the exchange ratio that would be effective if the exercise price for the New Options is the same as the closing price for our stock on September 1, 2006, their Eligible Options would be exchanged for New Options as follows:

	Vested Eligible	Unvested Eligible	Total Eligible
	Options Held	Options Held	Options Held	Total New Options
Eligible Individual(s)	As of 9/1/06	As of 9/1/06	As of 9/1/06	(100% Unvested)

Gregory T. Novak,	382,605	231,250	613,855	410,692
President and Chief Executive Officer
Dee T. Allsop,	23,958	26,042	50,000	36,181
President, U.S. Solutions Research Groups
Leonard R. Bayer,	24,375	—	24,375	14,931
Executive Vice President, Chief Scientist and Chief Technology Officer
Arthur E. Coles,	5,210	—	5,210	3,191
President, U.S. Industry Research Groups
David B. Vaden,	153,563	104,688	258,251	140,461
Executive Vice President, Chief Operations Officer
All current	647,336	361,979	1,009,315	618,298
executive officers as a group
All current	187,917	72,083	260,000	168,005
directors who are not executive officers as a group
All employees,	919,657	527,208	1,446,865	855,058
including all current officers who are not executive officers as a group

The actual total new options available will change based upon the exchange ratio as finally determined as described in “Exchange Ratios” below. The fair value of Eligible Options and New Options are intended to be equal, also as described in “Exchange Ratios” below.

Exchange Ratios

The number of Eligible Options that an Eligible Individual must surrender to obtain a New Option is called the exchange ratio. The actual exchange ratios for the Option Exchange Program will be established based upon the fair value of the Eligible Options and the fair value of the New Options, both of which will be determined using the Black-Scholes pricing model. All Eligible Individuals would be required to exchange a larger number of Eligible Options in exchange for a lesser number of New Options.

For example, an exchange ratio of 1.67 to 1 means that Eligible Individuals must surrender 1.67 Eligible Options to receive 1 New Option. By way of illustration, the exchange ratios set out below, which may differ from the actual exchange ratios on the date that the Option Exchange Program commences, were established based on the assumption that the exercise price of New Options is the closing price of the Company’s common stock on September 1, 2006, which was $5.58, and the other information in the table is based on information as of that date.

	Exchange	Maximum			Maximum
	Ratio	Number of			Number of
	(Eligible	Shares	Weighted	Weighted	Shares Underlying
	Options	Underlying	Average	Average	New Options
	to New	Eligible	Remaining	Exercise	that May Be
Range of Exercise Prices	Options)	Options	Life (Years)	Price	Granted

$5.81 — 6.38	1.38:1	365,865	8.1	$6.18	265,375
6.56 — 8.30	1.59:1	1,171,000	7.7	7.20	734,672
8.57 — 11.00	7.39:1	170,000	3.7	10.86	23,016

Total	1.67:1	1,706,865			1,023,063

Any exchange resulting in fractional shares under the above exchange ratios would be rounded up to the nearest whole share such that we will not issue any New Options for fractional shares. If in the example above an eligible employee elects to exchange Eligible Options to purchase 100 shares of our common stock with an exercise price of $6.18, that employee would receive 73 New Options (100 shares divided by the exchange ratio of 1.38 and rounded up to the next whole number).

All options exchanged would be treated as canceled under the Incentive Plan and returned to the pool of options eligible to be granted. Thus, the number of Eligible Options exchanged in excess of New Options issued will increase the pool of options available to be granted in the future under the Incentive Plan. The aggregate maximum of 7,250,000 shares of stock that may be delivered to participants and their beneficiaries under the Incentive Plan will not change.

Election to Participate

Participation in the Option Exchange Program would be completely voluntary. Many Eligible Individuals currently hold multiple option grants. Under the Option Exchange Program, Eligible Individuals would have the choice, on a grant-by-grant basis (i.e., options granted on the same date with the same exercise price) whether to exchange any or all of their Eligible Option grants. However, Eligible Individuals would not be permitted to exchange a portion of a single grant for New Options. For example, if an Eligible Individual holds a grant of options to purchase 100 shares of our common stock at a specified exercise price and elects to exchange these Eligible Options, all 100 Eligible Options must be tendered for exchange. Options with an exercise price of less than $5.70 per share, or if higher, the market price of the Company’s stock based on the ten business day trailing average through November 1, 2006, would not be eligible for exchange in the Option Exchange Program. If the market price of the Company’s stock on the date of grant of the New Options is lower than the exercise price of any particular Eligible Options tendered for exchange, the tender of those particular Eligible Options will not be accepted.

Exercise Price of New Options

All New Options would be granted with an exercise price equal to the Fair Market Value of our common stock on the date of the new grant based on the closing price of our stock on that date.

Vesting of New Options

The New Options would have a new vesting schedule, meaning that Eligible Individuals would have to continue their employment or service in order to realize any benefit from the New Options. All New Options would be completely unvested at the time of the new grant, regardless of whether the Eligible Options exchanged were partially or wholly vested. The New Options for employees will vest 25% on the one-year anniversary of the grant date, with the balance vesting 1/36th per month over the remaining 36 months. The New Options for Non-Employee Directors will vest 1/36th per month over a 36 month period. As with all existing options, New Options vest upon a Change in Control and upon termination of service due to death or disability more than one year after the date of grant, as provided in the Incentive Plan.

Eligible Individuals would have the choice to exercise their New Options at any time after they have vested. New Options would only vest if the individual continues his or her service with us and may only be exercised as provided in the individual’s applicable option grant agreements. New Options that are not vested at termination of service, other than due to death or disability more than one year after the date of grant, could not be exercised and would be forfeited.

Contractual Term of the New Options

The contractual term of an option is the length of time during which it may be exercised. Each New Option would have a term of ten years from the date of grant; provided, however, the term will expire earlier as follows: (i) on the date the employee or director competes with the Company, (ii) one year after termination of employment or service due to death or disability, and (iii) thirty days after termination of employment or service for any other reason.

Other Conditions Related to New Options

The other terms and conditions of the New Options would be governed by our 1999 Long-Term Incentive Plan and would be set forth in option agreements to be entered into as of the New Option grant date. All New Options would be non-qualified stock options under U.S. federal income tax laws, regardless of whether or not the surrendered Eligible Options are incentive stock options. The shares of common stock for which the New Options would be exercisable have already been registered with the Securities and Exchange Commission.

Accounting Consequences

We adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment, on July 1, 2006. Under SFAS No. 123(R), stock-based compensation is calculated based upon the fair value of the awards, and the cancellation of an award accompanied by the concurrent grant of (or offer to grant) a replacement award is accounted for as a modification of the terms of the cancelled award. Therefore, the incremental compensation cost is measured as the excess of the fair value of the replacement award over the fair value of the cancelled award, both determined at the modification date. As the option exchange under the proposed Option Exchange Program is a substantially value neutral exchange, no significant additional compensation cost will arise as a result of the exchange of Eligible Options for New Options.

U.S. Federal Income Tax Consequences

The exchange of Eligible Options should be treated as a non-taxable exchange and neither we nor those who elect to participate in the Option Exchange Program should recognize any income for U.S. federal income tax purposes upon the grant of the New Options. The tax consequences for participating non-U.S. employees may differ from the U.S. federal income tax consequences and would be discussed in the Schedule TO that we would file with the Securities and Exchange Commission.

Potential Modification to Terms to Comply with Governmental Requirements

The terms of the Option Exchange Program would be described in a Schedule TO that we would file with the SEC. Although we do not anticipate that the SEC would require us to modify the terms of the Option Exchange Program materially, it is possible that we would need to alter the terms of the Option Exchange Program to comply with comments from the SEC. In addition, we intend to make the Option Exchange Program available to Eligible Individuals who are located outside of the United States, where permitted by local law and where we determine it would be feasible and practicable to do so. It is possible that we would need to make modifications to the terms offered to Eligible Individuals in countries outside the United States to comply with local requirements, or for tax or accounting reasons. We reserve the right not to conduct the Option Exchange Program in any country in which we deem it inadvisable to do so for any reason.

Benefits of the Option Exchange Program to Employees and Officers

Because the decision whether to participate in the Option Exchange Program is completely voluntary, we cannot predict who will participate, how may Eligible Options any particular group of Eligible Individuals will elect to exchange, nor the number of New Options that we may grant. As of September 1, 2006, the maximum number of shares of common stock issuable upon exercise of underlying Eligible Options (vested and unvested) is 1,706,865.

Effect on Stockholders

We cannot predict with certainty the impact the Option Exchange Program would have on our stockholders because we are unable to predict how many Eligible Individuals will elect to participate and how many options they will choose to exchange. We designed the Option Exchange Program to be value neutral to our stockholders and to avoid the dilution in stockholders’ ownership that results from granting new options to supplement “underwater” options. If all Eligible Individuals as of September 1, 2006 exchanged all of their Eligible Options at the illustrative exchange ratios set out in “Exchange Ratios” above, the number of shares underlying the options would be decreased from 5,155,956 to 4,472,154 (from 8.9% of all outstanding shares of the Company as of that date to 7.8%).

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the shares represented, either in person or by proxy, and entitled to vote on approval of the Option Exchange Program is required to approve the Option Exchange Program at the annual meeting at which a quorum must be present. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have the authority to vote your shares. Broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal because they are not entitled to vote. However, abstentions will be considered both in determining the presence of a quorum and in determining the number of votes required to approve the Option Exchange Program. Abstentions relate to shares represented and entitled to vote at the meeting, thereby increasing the number of affirmative votes required to approve this proposal. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter.

Our employees are our most valuable asset. We strongly believe that the Option Exchange Program will help us to retain and motivate people whose skills and performance are critical to our success.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the Wirthlin Merger Agreement, Wirthlin Worldwide, Inc. (“Wirthlin”) became a wholly owned subsidiary of the Company and Dr. Richard B. Wirthlin was elected to the Company’s Board of Directors. Dr. Wirthlin is a member in Richard B. Wirthlin Family LLC, in which he holds a 34.3% direct interest and 100% beneficial interest. WB&H Investments, in which the Richard B. Wirthlin Family LLC holds an 88.4% interest, is the landlord under a Lease Agreement between that entity and Wirthlin (formerly known as Decima Research), dated September 15, 1985, and amended as of August 23, 2005 (the “WB&H Lease”), covering facilities used by Wirthlin located at 1998 Columbia Lane, Orem, Utah. Richard B. Wirthlin Family LLC is also the landlord under a Lease Agreement between that entity and Wirthlin, dated April 23, 2002 (the “RBW Family LLC Lease”), covering facilities used by Wirthlin located at 1920 Association Drive, Reston, Virginia. Under the terms of the WB&H Lease, Wirthlin paid base rent in the amount of $12,444 per month, which amount is subject to annual adjustment based upon changes in the consumer price index, and which amount was correspondingly adjusted to $12,537 per month effective September 1, 2005. The stockholders of Wirthlin agreed to indemnify the Company against liabilities, if any, incurred by the Company in the event that the Company chose to terminate the WB&H Lease, but the Company released the stockholders from such indemnification obligation in connection with the granting to the Company of options to extend the WB&H Lease. Under the terms of the RBW Family, LLC Lease, Wirthlin pays base rent in the amount of $44,015 per month. Rent under the RBW Family LLC Lease is adjusted annually based on changes in operating expenses and base rent increases provided in the terms of the Lease.

On July 5, 2006, Dr. Wirthlin sold 400,000 shares of the Company’s common stock in a privately-negotiated sale with the Company through its share repurchase program. The shares were held indirectly through the Wirthlin Family Trust, over which Dr. Wirthlin has sole voting and investment power, and were sold to the Company at a per share price of $5.54. The per share price was based upon the discounted average per share price of the Company’s common stock at market close for the five trading days ended July 5, 2006.

Each of the transactions with Dr. Wirthlin was approved by the Audit Committee of the Board of Directors, composed solely of independent directors.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The standing committees maintained by the Board of Directors include an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Research and Development Committee. The current members of each of these committees are set forth in the following table.

Nominating
			and	Research and
	Audit	Compensation	Governance	Development
Director	Committee(1)	Committee	Committee	Committee	Independent(2)

Leonard R. Bayer				M
George Bell(3)			M		X
David Brodsky	M		M		X
Stephen D. Harlan(4)	C		M		X
Gregory T. Novak				M
James R. Riedman	M	C	M		X
Subrata K. Sen			M	C	X
Howard L. Shecter(5)	M	M	C		X
Antoine G. Treuille		M	M		X
Richard B. Wirthlin				M
Number of meetings held	7	5	3	4	6

“C”	Signifies committee chairman

“M”	Signifies committee member

“X”	Signifies an independent director as defined under Nasdaq Rule 4200(a)(15).

(1)	The Board of Directors has determined that each of the members of the Audit Committee is independent as defined under Nasdaq Rule 4200(a)(15) and SEC Rule 10A-3(b)(1).

(2)	As defined under Nasdaq Rule 4200(a)(15).

(3)	Board chairman

(4)	The Board of Directors has determined that Mr. Harlan is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

(5)	Lead Director

Audit Committee

The Audit Committee of the Board of Directors (a) monitors the integrity of the accounting policies, financial reporting, and disclosure practices of the Company, (b) reviews the results of the Company’s quarterly and annual financial statements and annual audit and recommends to the Board approval of their inclusion in the Company’s quarterly and annual reports, (c) appoints and monitors the independence and performance of the Company’s independent registered public accounting firm, (d) approves the compensation of the independent registered public accounting firm and approves in advance all permitted non-audit services to be provided by the Company’s independent registered public accounting firm, (e) meets with the Company’s independent registered public accounting firm to review the Company’s critical accounting policies, internal controls, and financial management practices, (f) monitors the processes established and maintained by management in order for management to assure that an adequate system of internal accounting and financial control is functioning within the Company, (g) monitors the processes established by management in order for management to assure corporate compliance with legal and regulatory requirements, and (h) monitors the processes established and maintained by management for measuring, managing, and monitoring enterprise risk. This Committee also receives, reviews and takes action with respect to complaints received by the Company regarding accounting, internal accounting controls, and auditing matters. The current members of the Audit Committee are identified in the table above.

The Audit Committee has adopted a written charter, a copy of which is filed as Appendix B to this Proxy Statement, and posted in the “Investor Relations” — “Corporate Governance — Committees” section of the Company’s website located at www.harrisinteractive.com.

Compensation Committee

The Compensation Committee (a) reviews and recommends compensation of the Chief Executive Officer for approval by the independent directors of the Company, (b) reviews and approves compensation and benefits for all other executive officers of the Company, and (c) establishes and reviews general policies relating to compensation and benefits for the Company’s employees. The Compensation Committee also recommends, for approval by the Board of Directors, compensation of directors. The Compensation Committee reviews and approves the incentive cash bonus plans of the Company. In addition, the Compensation Committee administers the Company’s Long-Term Incentive Plan. The current members of the Compensation Committee are identified in the table above.

The Compensation Committee has adopted a written charter, a copy of which is posted in the “Investor Relations” — “Corporate Governance — Committees” section of the Company’s website located at www.harrisinteractive.com.

Nominating and Governance Committee

The Nominating and Governance Committee (a) makes recommendations to the Board of Directors regarding the overall structure, size and composition of the Board of Directors, (b) selects director nominees for approval at the annual meeting of the Company’s stockholders, (c) makes recommendations to the Board of Directors regarding committees of the Board and membership on those committees, (d) oversees matters related to succession planning for the office of the chief executive officer, and (e) oversees matters related to the governance of the Company. The current members of the Nominating and Governance Committee are identified in the table above.

The Nominating and Governance Committee has adopted a written charter, a copy of which is posted in the “Investor Relations” — “Corporate Governance — Committees” section of the Company’s website located at www.harrisinteractive.com.

Research and Development Committee

The Research and Development Committee (a) reviews the status of the Company’s technology and its adequacy for operation of the Company’s business and achievement of the Company’s strategic objectives, (b) monitors the research products and branded methodology as well as the technology of the Company’s primary competitors as compared to the Company’s relative offerings, (c) periodically reviews new product proposals and technological initiatives, and (d) reviews budgets for new research product development and technology and determines relevant priorities. The current members of the Research and Development Committee are identified in the table above.

The Research and Development Committee has adopted a written charter, a copy of which is posted in the “Investor Relations” — “Corporate Governance — Committees” section of the Company’s website located at www.harrisinteractive.com.

Board and Committee Meetings

The Board of Directors of Harris Interactive held a total of six meetings during the fiscal year ended June 30, 2006, and took two actions by written consent. The independent directors, identified above, met separately in executive session in accordance with Nasdaq Rule 4350(c) six times during fiscal year 2006. During the fiscal year ended June 30, 2006, each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which he served (held during the periods that he served) with the exceptions of Mr. Treuille and Mr. Brodsky, who attended 70% and 64% of all such meetings, respectively. Mr. Treuille attended less than 75% of the aggregate number of meetings held as a result of his temporary hospitalization. Excluding those meetings held during his hospital stay, Mr. Treuille attended 82% of the aggregate number of Board and Committee meetings held during fiscal 2006, and has attended 80% of the aggregate number of Board and Committee meetings held during the most recent three fiscal years (2006, 2005 and 2004). While Mr. Brodsky’s attendance fell below 75% in fiscal 2006, he has attended 84% of the aggregate number of Board and Committee meetings held during his most recent term as a director (fiscal 2006, 2005 and 2004).

Director Nomination Process

The Nominating and Governance Committee believes that any nominee recommended by such committee for a position on the Company’s Board of Directors must have personal character and integrity, must have sound judgment, must be willing to commit the time required for Board service, must have a commitment to representing the interests of all of the Company’s stockholders, must have experience relevant to the Company in one or more fields and must be proficient in knowledge of corporate governance. In considering candidates for the Board of Directors, the Nominating and Governance Committee requires that independent directors as defined under Nasdaq Rule 4200(a)(15) comprise a substantial majority of the Board. They require that at least three of such independent directors must qualify as independent under SEC Rule 10A-3(b)(1) and also satisfy the financial literacy requirements for Audit Committee membership, and that at least one such member of the Audit Committee be a “financial expert” as defined in Item 401(h) of Regulation S-K.

The Nominating and Governance Committee further believes that one or more, but not necessarily all, of the members of the Board of Directors should have: (a) experience with compensation, executive development, and executive recruitment matters, (b) market research industry expertise, (c) experience with mergers and acquisitions, (d) experience with strategic and operations planning, (e) experience with public company operations, (f) experience as a senior executive, (g) expertise related to global markets, (h) knowledge of crisis management, and (i) experience with investor and media relations.

Procedures used by the Nominating and Governance Committee in identifying and evaluating candidates for election to the Company’s Board of Directors are posted in the “Investor Relations” — “Corporate Governance” section of the Company’s website located at www.harrisinteractive.com. The Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees reflects the Committee’s practice of re-nominating incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board. Consistent with this policy, in considering candidates for election at annual meetings of stockholders, the Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board. The Committee will evaluate the qualifications and performance of the incumbent directors who desire to continue their service. In particular, as to each such incumbent director, the Committee will (i) consider whether the director continues to satisfy the minimum qualifications for director candidates adopted by the Committee, including among others compliance with the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities, director ownership of Company stock and majority vote for directors, (ii) review the assessments of the performance of the director, including among others attendance at Board and Committee meetings, attendance at the annual meeting of stockholders and participation in director education, during the preceding term made by the Committee, and (iii) determine whether there exist any special, countervailing considerations against re-nomination of the director. If the Committee determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and that there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re-nominated, then the Committee will, absent special circumstances, propose the incumbent director for re-election.

The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board. The Committee will solicit recommendations for nominees from persons whom the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. As to each recommended candidate that the Committee believes merits consideration, the Committee will: (i) cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate, (ii) determine if the candidate satisfies the minimum qualifications required by the Committee of candidates for election as director, including among others the candidate’s agreement to comply with the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities, director ownership of Company stock and majority vote for directors, (iii) determine if the candidate possesses any of the specific qualities or skills that under the Committee’s policies must be possessed by one or more members of the Board, (iv) consider the contribution that the candidate can be expected to make to the overall functioning of the Board, and (v) consider the extent to which the membership of the candidate on the Board will promote diversity among the directors. The Committee may, in its discretion, solicit the views of the Chief Executive Officer, other members of the Company’s senior management and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors. In addition, in its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate. Based on all available information and relevant considerations, the Committee will select a candidate who, in the view of the Committee, is most suited for membership on the Board. In making its selection, the Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, including among others the candidate’s agreement to comply with the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities, director ownership of Company stock and majority vote for directors. The Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. The Committee may also consider the extent to which the recommending stockholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.

During fiscal 2006, the Company did not pay any fee to a third party to identify or evaluate or assist with the identification or evaluation of director nominees.

Stockholders may recommend qualified director candidates for consideration by the Nominating and Governance Committee using procedures posted in the “Investor Relations” — “Corporate Governance” section of the Company’s website located at www.harrisinteractive.com. The procedures generally require that the recommendation be submitted in writing by mail, courier, or personal delivery, addressed to: Chairman of the Nominating and Governance Committee of the Board of Directors, c/o Corporate Secretary, Harris Interactive Inc., 135 Corporate Woods, Rochester, New York 14623. The envelope should indicate that it contains a stockholder recommendation for director nomination. Submissions should be as required by the procedures and in general must include: (i) the stockholder’s name, address, telephone number, number of shares owned, length of period held, proof of ownership, and statement as to whether the stockholder has a good faith intention to continue to hold the reported shares through the next annual meeting of stockholders; (ii) name, age and address of the candidate; (iii) a detailed resume describing, among other things, the candidate’s educational background, occupation, five years business experience and material outside commitments (e.g., memberships on other boards and committees, charitable foundations etc.); (iv) a description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming them) pursuant to which the nomination is being made by the stockholder; (v) information regarding the nominee’s ownership of securities of the Company, certain types of legal proceedings, and business relationships and transactions between the nominee and the Company; and (vi) all other information regarding the candidate that would be required to be included in a proxy statement filed pursuant to the then-current proxy rules of the SEC. The submission must also include the candidate’s written consent: (i) to being named in the proxy statement as a nominee and to serving as a director if elected, and (ii) to comply with all policies applicable to directors of the Company including among others the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities, director ownership of Company stock and majority vote for directors. Nominating recommendations for an annual meeting of stockholders must be received by the Company at least 90 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. The Nominating and Governance Committee will review and evaluate each candidate whom it believes merits serious consideration using the Nominating and Governance Committee Procedures described above.

In addition to recommending candidates to the Nominating and Governance Committee, a stockholder may directly nominate a director by giving written notice in proper written form to the Secretary of the Company pursuant to the Bylaws of the Company which are posted in the “Investor Relations” — “Corporate Governance” section of the Company’s website located at www.harrisinteractive.com. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The Nominating and Governance Committee has nominated and recommended Leonard R. Bayer, George Bell and David Brodsky for election to the Board of Directors by the stockholders at the 2006 Annual Meeting.

Stockholder Communications

The Company’s policy is to facilitate communications between stockholders and other interested parties and the Board of Directors. Stockholders wishing to communicate with the Company’s Board of Directors should follow the detailed procedures posted in the “Investor Relations” — “Corporate Governance” section of the Company’s website located at www.harrisinteractive.com. The procedures provide for communications to be in writing and mailed to Board of Directors, Harris Interactive Inc., c/o Harris Beach PLLC, Attention: Beth Ela Wilkens, 99 Garnsey Road, Pittsford, New York 14534. Communications must be accompanied by (i) the name, address, telephone number, and email address, if any, of the person submitting the communication, (ii) if the person submitting the communication is a security holder, a statement of the type and amount of securities held by such person, (iii) if the person submitting the communication is not a security holder, the nature of the person’s interest in the Company, and (iv) any special interest, background, or relationship of the person submitting the communication that would be important information for the directors in assessing the communication. Legal counsel will assemble and deliver communications to the directors, or to the directors’ committee with the applicable area of competence, on a periodic basis, accompanied by any relevant materials, analyses, or management recommendations that may be useful to the directors in consideration of the communications. Counsel will send an acknowledgement of receipt to the person submitting the communication indicating that the communication will be delivered to the directors or appropriate directors’ committee, but that it is not the practice of the directors to respond individually to communications. The following types of communications are not appropriate under these procedures: (i) communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of the Company (such as employees, members of the communities in which the Company operates its businesses, customers, and suppliers) generally, (ii) communications that request the Company to engage in illegal activities, (iii) communications that, under community standards, contain offensive, scurrilous, or abusive content, and (iv) communications that have no rational relevance to the business or operations of the Company (it being understood, however, that issues of social concern arising by reason of the business and operations of the Company are not intended to be excluded under this criterion). The Company’s acceptance and forwarding of a communication to the directors under this procedure does not imply that the directors owe or assume any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by law. The Board of Directors has adopted a separate procedure for communications regarding accounting, auditing, and financial reporting matters. Communications of this nature should be submitted following the Company’s “Complaint Procedures for Accounting and Auditing Matters” which may be found in the “Investor Relations” — “Corporate Governance” — “Report an Issue” section of the Company’s website located at www.harrisinteractive.com.

Director Attendance at Annual Meetings

Although prior to September 2006 the Company had no specific policy regarding director attendance at its Annual Meeting of Stockholders, all directors were encouraged to attend. All ten of the directors then serving attended the 2005 Annual Meeting. In September 2006, the Board of Directors adopted a policy requiring directors to attend the Annual Meeting absent compelling circumstances preventing such attendance.

Governance Guidelines

In September, 2006, the Board of Directors adopted Governance Guidelines for the Company. A copy of such Guidelines was filed as an Exhibit to the Company’s Report on Form 8-K filed with the SEC on September 13, 2006, and is attached to this Proxy Statement as Appendix A. The Guidelines generally describe the respective roles and responsibilities of the Board of Directors and management and the expectations of individual directors. The Guidelines, among other matters:

•	require a substantial majority of the Board to be independent,

•	continue the Company’s current practice of having both a Chairman of the Board of Directors and a Lead Director, both of whom are independent,

•	require a member of management to retire from the Board upon termination of employment unless otherwise determined by the Nominating and Governance Committee,

•	require a non-employee director whose employment status, position, or business or professional association changes to notify the Nominating and Governance Committee, which will consider that factor at the time it considers whether to re-nominate the director,

•	establishes a general policy that directors should limit their service on boards of publicly traded companies to no more than five (including the Company’s Board), and should limit their service on audit committees of such companies to no more than three (including the Company’s Audit Committee), and requires the Nominating and Governance Committee to take any exceptions into account at the time it considers whether to re-nominate the director,

•	creates an expectation that each director will attend at least one director education program each year,

•	establishes guidelines for Board operations,

•	requires that a meaningful portion of non-employee director compensation will be provided in, or based upon, the Company’s stock in order to align interests of directors with those of the stockholders,

•	requires directors to hold at least 20,000 Company shares of which at least half should be purchased either directly or through exercise and hold of options, subject to a phase-in process, and

•	requires directors to attend the annual meeting of stockholders absent compelling circumstances preventing such attendance.

In addition, the Governance Guidelines establish a majority vote standard for directors, as described below.

Majority Vote Policy

The Board of Directors has adopted the following policy providing for resignation of a director upon receipt of a greater number of “Withhold” votes than “For” votes in an election of directors.

In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board following certification of the stockholder vote.

The Nominating and Governance Committee of the Board of Directors will promptly consider the resignation submitted by a director receiving a greater number of votes “withheld” than votes “for” his or her election, and will recommend to the Board of Directors whether to accept or reject the tendered resignation. In making its recommendation, the Nominating and Governance Committee may consider any factors or other information that it considers appropriate and relevant, including without limitation, any known stated reasons why stockholders “withheld” votes for election from such director, the length of service and qualifications of the director, the director’s contributions to the Company, and this policy. The Board of Directors will act to accept or reject the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation and any other information and factors it deems relevant, within 90 days after the date of certification of the election results. Promptly after making its decision, the Board of Directors will publicly disclose, by a filing with the Securities and Exchange Commission, its decision regarding the tendered resignation and the rationale behind it.

Any director who tenders his or her resignation pursuant to this provision will not participate in the Nominating and Governance Committee recommendation or Board consideration as to whether or not to accept the tendered resignation.

If one or more director’s resignations are accepted by the Board of Directors, the Nominating and Governance Committee will recommend to the Board of Directors whether to fill such vacancy or vacancies pursuant to the provisions of Article III, Section 5 of the Bylaws of the Company, or to reduce the size of the Board of Directors pursuant to the provisions of Article III, Section 1 of the Bylaws of the Company. If the Board of Directors determines to fill such vacancy or vacancies, the Nominating and Governance Committee will nominate a person or persons to fill such vacancy or vacancies for consideration by the Board of Directors.

If a director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the expiration of his or her term, or his or her earlier resignation or removal.

COMPENSATION OF CERTAIN EXECUTIVE OFFICERS AND DIRECTORS
AND OTHER MATTERS

Executive Officers of Harris Interactive

The following table sets forth the name, age and position of each of the persons who were serving as our executive officers as of September 22, 2006. These individuals have been appointed by and are serving at the pleasure of our board of directors:

Name	Age	Position

Gregory T. Novak	44	President and Chief Executive Officer
Dee T. Allsop	48	President, U.S. Solutions Research Groups
Leonard R. Bayer	56	Executive Vice President, Chief Scientist and Chief Technology Officer
Dennis K. Bhame	58	Executive Vice President, Human Resources
Arthur E. Coles	63	President, U.S. Industry Research Groups
Eric W. Narowski	37	Principal Accounting Officer and Vice President, Corporate Controller
Ronald E. Salluzzo	55	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
George H. Terhanian	42	President, Harris Interactive Europe and Global Internet Research
David B. Vaden	35	Executive Vice President, Chief Operations Officer

The business experience of Leonard R. Bayer and Gregory T. Novak is described above in “Proposal No. 1 — Election of Directors — Nominees to the Board of Directors” and “Proposal No. 1 — Election of Directors — Directors Not Standing for Election” respectively. The following is a brief account of the business experience of each of the other above named executive officers:

Dee T. Allsop, PhD is currently our President, U.S. Solutions Research Groups, a position he has held since May 2005. From September 2004 to May 2005, Dr. Allsop served as Group President, Harris/Wirthlin Brand and Strategy Consulting Group. From January 2003 to September 2004, Dr. Allsop served as Chairman and Chief Executive Officer of Wirthlin and from 1996 to 2002, Dr. Allsop served as Wirthlin’s Senior Vice President for Western States. From 1986 to 1996, Dr. Allsop served in a variety of progressively senior positions with Wirthlin, most recently as Vice President of Political and Public Affairs. Dr. Allsop received a PhD. and M.A. in Political Science from The Ohio State University and a B.A. in Political Science from Brigham Young University.

Dennis K. Bhame is currently our Executive Vice President, Human Resources, a position he has held since April 2000. Prior to joining us, Mr. Bhame spent 16 years at Bausch & Lomb Inc. working in progressively senior positions, most recently as Vice President, Global Human Resources, Eyeware Division. Prior to joining Bausch & Lomb in 1984, Mr. Bhame worked as a human resources professional at Burroughs Corporation, a manufacturer of adding machines and computer equipment, and Moore Business Forms, a producer of business forms. Mr. Bhame received a B.S. in Business Management from New Hampshire College.

Arthur E. Coles is currently our President, U.S. Industry Research Groups, a position he has held since May 2005. From July 2000 to May 2005, Mr. Coles served as our Group President, Healthcare & Policy Research. From June 1999 to June 2000, Mr. Coles served as our Executive Vice President, Marketing and Business Development. From June 1997 to June 1999, Mr. Coles was President and Chief Executive Officer of, at the time, our largest subsidiary. Prior to joining us, Mr. Coles worked for Eastman Kodak Company, where he served as Vice President of Strategic Planning for the Digital Imaging Division. Prior to this, he spent over 30 years at Xerox Corporation in a variety of general management, marketing and operational roles. Mr. Coles received an M.B.A. from the Rochester Institute of Technology and a B.S. in Mathematics from the State University of New York at Albany.

Eric W. Narowski is currently our Principal Accounting Officer, a position he has held since February 2006. He continues to serve as our Vice President, Corporate Controller, a position he has held since January 2000.

Mr. Narowski served as Controller of the Company from July 1997 to January 2000. Mr. Narowski received a B.S. in Accounting from the State University of New York at Geneseo and is a Certified Public Accountant.

Ronald E. Salluzzo is currently our Executive Vice President, Chief Financial Officer, Treasurer and Secretary, positions he has held since March 2006. Prior to joining us, Mr. Salluzzo served as the Chief Risk Officer for BearingPoint Inc., a provider of strategic consulting, application services, technology solutions and managed services to companies and government organizations, from February 2005 to March 2006. From January 1999 to February 2005, Mr. Salluzzo was the Executive Vice President in charge of BearingPoint’s State and Local Government and Education practice. Prior to 1999, Mr. Salluzzo spent 27 years at KPMG LLP working in progressively senior positions, most recently as an Audit Partner and National Industry Leader for Higher Education. Mr. Salluzzo received a Bachelor of Business Administration from St. Bonaventure University and is a Certified Public Accountant.

George H. Terhanian, PhD is currently our President, Harris Interactive Europe, a position he has held since July 2003. He continues to serve as President, Global Internet Research, a position he has held since June 2002, and has also directed our online research activities since they began in 1997. Prior to joining us in 1996, Dr. Terhanian taught in elementary and secondary schools in the United States and was an analyst for the Inspector General’s Office of the United States Department of Education. He has also served an appointment as an American Educational Research Association Fellow at the National Center for Educational Statistics. Dr. Terhanian received his Ph.D. in Education (Policy Research, Evaluation and Measurement) from the University of Pennsylvania, his Ed.M. in Administration, Planning and Social Policy from Harvard University and his B.A. in Political Science from Haverford College.

David B. Vaden is currently our Executive Vice President, Chief Operations Officer, a position he has held since February 2006. From January 2005 to February 2006, Mr. Vaden served as our Executive Vice President, Operations and Chief Strategy Officer. From January 2002 to January 2005, Mr. Vaden served as our Senior Vice President, Business Development and Internet Services. From January 2000 to January 2002, Mr. Vaden served as Vice President, Finance. Prior to joining us, Mr. Vaden served as a Manager in the Audit and Business Advisory Services division at PricewaterhouseCoopers LLP (PwC). While at PwC, Mr. Vaden was selected as one of 50 employees among 37,000 personnel in the United States to participate in the PwC Scholars Program. Mr. Vaden received an M.B.A. with distinction from Columbia University Business School and a B.S. in Accounting with honors from St. John Fisher College, and is a Certified Public Accountant.

Compensation of Executive Officers

The following table sets forth information concerning the compensation paid by Harris Interactive for each of the fiscal years ended June 30, 2006, 2005 and 2004 to (i) Harris Interactive’s Chief Executive Officer, (ii) the four other most highly compensated individuals (based on total salary and bonus for the last completed fiscal year) who were serving as executive officers at the end of the fiscal year ended June 30, 2006, and (iii) individuals who would be classified as one of the four other most highly compensated individuals but for the fact that the individual was not serving as an executive officer of the registrant at June 30, 2006. These individuals are referred to as the “Named Executive Officers”.

Summary Compensation Table(1)

				Long-Term
				Compensation
		Annual Compensation		Restricted	Securities
			Cash	Stock	Underlying	All Other
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Awards($)(2)	Options(#)	Compensation($)

Gregory T. Novak	2006	464,038	210,227	—	230,000	8,135
President and Chief Executive	2005	372,385	—	—	820,000	4,000
Officer(3)	2004	285,184	151,913	—	113,855	3,000
Dee T. Allsop	2006	253,269	57,711	—	—	5,949
President, U.S. Solutions	2005	189,808	120,000	—	130,000	5,509
Research Groups(4)	2004	—	—	—	—	—
Leonard R. Bayer	2006	318,000	109,318	—	—	5,000
Executive Vice President,	2005	346,847	—	—	25,000	4,182
Chief Scientist and Chief	2004	329,619	48,750	—	24,375	4,259
Technology Officer(5)
Arthur E. Coles	2006	265,962	61,646	—	—	—
President, U.S. Industry	2005	254,115	41,097	—	55,000	—
Research Groups	2004	232,595	93,780	—	5,250	—
David B. Vaden	2006	270,811	157,729	189,240	57,000	5,200
Executive Vice President and	2005	250,323	—	—	165,000	4,000
Chief Operations Officer(6)	2004	196,358	83,500	—	128,250	3,961
Robert E. Knapp	2006	—	—	—	—	533,333
Former Chief Executive	2005	471,946	—	—	—	70,654
Officer(7)	2004	206,769	62,500	—	1,031,250	1,750
Frank J. Connolly, Jr. Former	2006	305,913	76,703	—	—	329,000
Executive Vice President	2005	145,385	67,500	—	300,000	10,000
and Chief Financial Officer(8)	2004	—	—	—	—	—

(1)	In accordance with SEC rules, the compensation described in this table does not include group life, health and medical insurance or other benefits received by the Named Executive Officers that are available generally to all salaried employees of Harris Interactive, and certain perquisites and other personal benefits, securities or property received by the Named Executive Officers that do not exceed (in the aggregate) the lesser of $50,000 or 10% of any such executive officer’s total salary and bonus disclosed in this table.

(2)	The value of the restricted stock award reported in this column was calculated using the last reported sale price of our unrestricted stock on the date of grant multiplied by the number of shares awarded. The shares awarded in fiscal 2006 will vest 25% on the one-year anniversary of the grant date, with the balance vesting ratably over the remaining 36 months. No dividends will be paid on these shares. The restricted stock award reported in this column represents all the restricted stock held by any Named Executive Officer, and represents 38,000 shares of restricted stock held by Mr. Vaden which had a value of $5.70 based upon the last reported sale price of our common stock on June 30, 2006.

(3)	Effective September 7, 2005, Mr. Novak became President, Chief Executive Officer and Director of the Company. Prior to that date, on April 2, 2004, Mr. Novak became President and Chief Operating Officer of the Company and on May 4, 2005, became Acting Chief Executive Officer. He had previously served as President, U.S. Operations of the Company starting July 1, 2003 and prior to that date he served as Group President, Strategic Marketing and Business and Consumer Research Division of the Company. The amounts shown as

“All Other Compensation” for Mr. Novak represent legal fees reimbursed by the Company in connection with the review of Mr. Novak’s Employment Agreement during fiscal year 2006, the dollar value of insurance premiums paid by the Company and the Company’s match on contributions to Mr. Novak’s 401(k) plan. Legal fees reimbursed by the Company to Mr. Novak during fiscal 2006 amounted to $2,400. The dollar value of insurance premiums paid by the Company during fiscal 2006, 2005 and 2004 with respect to life insurance for the benefit of Mr. Novak amounted to $1,735 and $0 and $0, respectively. The Company’s match on Mr. Novak’s contributions to his 401(k) plan for fiscal 2006, 2005 and 2004 amounted to $4,000, $4,000 and $3,000, respectively.

(4)	The amounts shown as “All Other Compensation” for Mr. Allsop represent the Company’s match on Mr. Allsop’s contributions to his 401(k) plan for fiscal 2006 and 2005 and amounted to $5,949 and $5,509, respectively.

(5)	The amounts shown as “All Other Compensation” for Mr. Bayer represent the dollar value of insurance premiums paid by the Company and the Company’s match on contributions to Mr. Bayer’s 401(k) plan. The dollar value of insurance premiums paid by the Company during fiscal 2006, 2005 and 2004 with respect to life insurance for the benefit of Mr. Bayer amounted to $1,595, $552 and $1,259, respectively. The Company’s match on Mr. Bayer’s contributions to his 401(k) plan for fiscal 2006, 2005 and 2004 amounted to $3,405, $3,630 and $3,000, respectively.

(6)	The amounts shown as “All Other Compensation” for Mr. Vaden represent legal fees reimbursed by the Company in connection with the review of Mr. Vaden’s Employment Agreement during fiscal year 2006 and the Company’s match on contributions to Mr. Vaden’s 401(k) plan. Legal fees reimbursed by the Company to Mr. Vaden during fiscal 2006 amounted to $1,200. The Company’s match on Mr. Vaden’s contributions to his 401(k) plan for fiscal 2006, 2005 and 2004 amounted to $4,000, $4,000 and $3,961, respectively.

(7)	Effective May 4, 2005, Mr. Knapp resigned his positions as Chairman and Chief Executive Officer. The amounts shown as “All Other Compensation” for Mr. Knapp represent the dollar value of insurance premiums paid by the Company, the Company’s match on contributions to Mr. Knapp’s 401(k) plan and non-compete and severance payments to Mr. Knapp by the Company. The dollar value of insurance premiums paid by the Company during fiscal 2005 and 2004 with respect to life insurance for the benefit of Mr. Knapp amounted to $1,776 and $1,750, respectively. The Company’s match on Mr. Knapp’s contributions to his 401(k) plan for fiscal 2005 and 2004 amounted to $2,211 and $0, respectively. The Company paid $533,333 and $66,667 to Mr. Knapp in non-compete and severance payments in fiscal 2006 and 2005, respectively.

(8)	Effective March 6, 2006, Mr. Connolly resigned his positions as Executive Vice President and Chief Financial Officer of the Company. Mr. Connolly had held these positions starting January 1, 2005. The amounts shown as “Salary” for Mr. Connolly’s represent amounts paid as base compensation during the period of his employment under his Employment Agreement as described in “Employment Contracts, Severance and Change-of-Control Arrangements.” The amounts shown as “All Other Compensation” for Mr. Connolly represent legal fees reimbursed by the Company during fiscal 2005 in connection with the review of Mr. Connolly’s Employment Agreement, the Company’s match on contributions to Mr. Connolly’s 401(k) plan, and non-compete and severance payments accrued in fiscal 2006 and payable commencing November 1, 2006. Legal fees reimbursed by the Company during fiscal 2005 to Mr. Connolly amounted to $10,000. The Company’s match on Mr. Connolly’s contributions to his 401(k) plan for fiscal 2006 and 2005 amounted to $4,000 and $0, respectively. Non-compete and severance payments accrued in fiscal 2006 and payable commencing November 1, 2006 amounted to $325,000.

Grants of Stock Options

The following table contains information concerning stock options granted during the fiscal year ended June 30, 2006 to the Named Executive Officers. Harris Interactive has never granted stock appreciation rights to officers or employees.

Option Grants in Last Fiscal Year

Individual Grant
		% of Total			Potential Realizable
	Number of	Options			Value at Assumed
	Securities	Granted to			Annual Rates of Stock
	Underlying	Employees in			Price Appreciation for
	Options	Fiscal	Exercise or Base	Expiration	Option Term (2)
Name	Granted (#)	Year 2006(1)	Price ($/Share)	Date	5%($)	10%($)

Gregory T. Novak	230,000	27%	4.20	9/27/2015	607,512	1,539,555
David B. Vaden	57,000	7%	4.98	5/30/2016	178,518	452,400

(1)	Based on an aggregate of 851,333 options granted in the fiscal year ended June 30, 2006 to all employees of Harris Interactive, including the Named Executive Officers.

(2)	The potential realizable value is calculated based on the term of the option and illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming that the market price of Harris Interactive common stock appreciates in value at the specified annual compounded rates of 5% and 10% per share from the date of grant to the end of the option term. These amounts do not represent the Company’s estimate of future stock prices. Actual realizable values, if any, on stock option exercises are dependent upon a number of factors, including the future performance of shares of Harris Interactive’s common stock and the timing of option exercises, as well as the optionee’s continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

Stock Option Exercises and Values for Fiscal 2006

The following table provides information with respect to the Named Executive Officers concerning the number and value of all options exercised during the last completed fiscal year and the value of all unexercised options held at June 30, 2006. The value of “in-the-money” options refers to options having an exercise price that is less than the fair market value of Harris Interactive’s common stock at June 30, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values (1)

	Number of		Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired on	Value	Options at Fiscal Year End(#)		Fiscal Year End($)(3)
Name	Exercise (#)	Realized($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gregory T. Novak	—	—	513,313	718,542	347,203	660,917
Dee T. Allsop	—	—	44,063	85,937	29,211	76,089
Leonard R. Bayer	—	—	31,146	18,229	8,870	23,880
Arthur E. Coles	7,500	11,325	24,481	41,979	33,864	58,686
David B. Vaden	—	—	173,042	220,333	59,961	109,279
Robert E. Knapp	—	—	343,750	—	—	—
Frank J. Connolly, Jr.	—	—	93,750	—	—	—

(1)	Aggregated by individual.

(2)	Represents the difference between the exercise price of the stock options and the per share fair market value, which was the last reported sale price per share of Harris Interactive common stock on the date of each respective option exercise.

(3)	Represents the difference between the exercise price of the stock options and the fair market value of $5.70 per share, which was the last reported sale price per share of Harris Interactive common stock on June 30, 2006, the last trading day of the fiscal year ended June 30, 2006.

Compensation of Directors

Fees Paid to Directors.  During fiscal year 2006, non-employee directors received an annual retainer fee of $37,500, and the Chairman of the Board of Directors received an additional $15,000 of annual compensation. Each non-employee director received an additional $5,000 for each standing committee of the Board of Directors for which he served as chairman, and the Lead Director received an additional $10,000 for his service in such capacity. Members of the Board of Directors were not paid additional compensation for their participation in other special assignments in their capacities as directors. All directors received reimbursement for reasonable out-of-pocket expenses incurred in connection with attending Board of Directors meetings and meetings of committees of the Board of Directors.

During fiscal year 2007, non-employee directors will receive an annual retainer fee of $41,500, and the Chairman of the Board of Directors and the Lead Director, provided that they are non-employee directors, will receive an additional $15,000 annually. The Chairman of the Audit Committee will receive an additional $7,500 annually, and each non-employee director who serves as chairman of another standing committee will receive an additional $5,000 annually for his service in such capacity. Members of the Board of Directors generally will not be paid additional compensation for their participation in other special assignments in their capacities as directors. All directors will receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and its committees, and in connection with attending approved director education programs.

Equity Compensation for Directors.  In addition to the fees described above, Non-Employee Directors receive equity awards for their service in certain capacities on a per year basis, as described in more detail below, generally awarded at or near the time of the Company’s annual meeting of stockholders in November of each year. Stock options, vesting 1/36th per month, were granted for such annual periods through and including grants in November, 2004 for service during the twelve-month period ending in October, 2005. In addition, Mr. Riedman was granted 3,333 stock options on July 1, 2005 (during the Company’s fiscal year 2006), the date on which he became Chairman of the Compensation Committee, as compensation for those duties for the period covering July 2005 through November 2005. Equity compensation awards that normally would have been granted in November 2005 were delayed until May 3, 2006 pending the Compensation Committee’s review of equity compensation policies. On May 3, 2006 the Board of Directors determined to change the form of director equity compensation to restricted stock.

On May 3, 2006 for service during the twelve-month period that commenced November 2005, non-employee directors received 7,500 shares of restricted stock. The Chairman of the Audit Committee and the Chairman of the Compensation Committee each received an additional 5,000 shares of restricted stock and the Chairman of the Research and Development Committee received an additional 2,500 shares of restricted stock. The Chairman of the Board received an additional 2,500 shares of restricted stock and the Lead Director received an additional 5,000 shares of restricted stock for their respective service in such capacities.

The restricted stock awarded to non-employee directors, set forth in the table below which was for service following the Company’s November 2005 annual meeting, was issued at the fair market value of Harris Interactive common stock on the date of grant. The restricted stock vests ratably over six consecutive months (1/6th per month), beginning on the last day of each month through and including October 31, 2006. Therefore, certain of these awards vested during fiscal year 2006. The restricted stock will be forfeited, to the extent not previously vested, upon termination of a person’s service as a director or if the non-employee director competes with the Company. Vesting will be accelerated upon a change in control of the Company.

For twelve-month periods commencing November 2006 and thereafter, restricted stock will be granted on November 1 of each year. Awards will be at fair market value on the date of the grant. 1/12th of each award of restricted stock will vest on the last day of each month through and including October 31 of the year after the award date. Restricted stock will be forfeited, to the extent not previously vested, upon termination of an applicable person’s service as a director or if the non-employee director competes with the Company. Vesting will be accelerated upon a change in control of the Company. Directors may receive pro-rated grants for responsibilities assumed during any year at the time of such assumption.

Commencing November 1, 2006, each non-employee director will receive restricted stock with a value approximately equal to the annual director cash retainer. The number of shares of restricted stock to be awarded will be calculated by dividing the amount of the annual cash retainer by the average closing price for the Company’s stock for the four weeks ending one week prior to November 1 of each year. The Chairman of the Board, the Lead Director, the Chairman of the Audit Committee and the Chairman of the Compensation Committee will each received an additional 5,000 shares of restricted stock and the Chairman of the Research and Development Committee will receive an additional 2,500 shares of restricted stock.

Fiscal 2006 Non-Employee Director Compensation

The following table sets forth the compensation for each non-employee director paid during the Company’s fiscal year 2006. Fees earned or paid in cash reflect cash payments earned for fiscal 2006. Restricted stock reflects the awards granted on May 3, 2006 for service during the twelve-month period between November 2005 and October 2006. Option awards reflect options granted to Mr. Riedman on July 1, 2005 for service as Chairman of the Compensation Committee for the period between July and November 2005. No further equity grants were made to non-employee directors during fiscal 2006.

	Fees Earned	Restricted	Restricted
	or Paid	Stock	Stock	Option
Name	in Cash ($)	(#)(1)	($)(2)	Awards (#)(3)

George Bell	52,500	10,000	51,500	—
David Brodsky	37,500	7,500	38,625	—
Stephen D. Harlan	42,500	12,500	64,375	—
James R. Riedman	42,500	12,500	64,375	3,333
Subrata K. Sen	42,500	10,000	51,500	—
Howard L. Shecter	47,500	12,500	64,375	—
Antoine G. Treuille	37,500	7,500	38,625	—

(1)	Restricted stock was awarded on May 3, 2006. 1/6th of each award will vest on the last day of each month through and including October 31 of the year after the award date.

(2)	The value shown for the restricted stock is based upon the fair market value of the Company’s common stock (the last reported sale price) on the award date, of $5.15 per share.

(3)	The stock option grant to Mr. Riedman was issued with an exercise price of $4.93 which was equal to the fair market value of Harris Interactive common stock on the date of grant. The options vest and become exercisable ratably over 36 consecutive months (1/36 per month), beginning one month from the date of grant. Vesting will be accelerated upon a change in control of the Company, and vesting will terminate if Mr. Riedman ceases to be a member of the Board of Directors or competes with the Company.

Compensation Paid to Directors in Other Capacities.  Dr. Richard B. Wirthlin receives compensation, including an annual salary of $100,000 and employee benefits provided to all senior executives of the Company, in connection with his services as an employee of Harris Interactive. Leonard R. Bayer and Gregory T. Novak receive compensation in connection with their services as employees of Harris Interactive as described above in the “Compensation of Executive Officers” and “Grants of Stock Options” sections of this Proxy Statement.

Employment Contracts, Severance and Change-of-Control Arrangements

Gregory T. Novak.  Gregory T. Novak serves as President and Chief Executive Officer of the Company, pursuant to an Amended and Restated Employment Agreement dated September 28, 2005 but effective as of September 7, 2005, which amended, restated and superseded in its entirety Mr. Novak’s employment agreement dated as of April 1, 2004. Pursuant to the restated agreement, Mr. Novak’s employment will automatically terminate on the earlier to occur of (1) June 30, 2006 (subject to renewal as described below) or (2) Mr. Novak’s death, unless his employment is earlier terminated by either party in accordance with the terms of his employment agreement. The agreement provides that on June 30, 2006 and each June 30 thereafter, Mr. Novak’s employment will be automatically extended for an additional successive one year terms, unless either Mr. Novak or the Company gives the other at least three months written notice of non-renewal. The terms of Mr. Novak’s restated employment agreement include, among other things:

•	a base salary of $475,000 per year, subject to increase as determined by the Compensation Committee of the Board of Directors from time to time, which with concurrence of the independent directors of the Company acted to increase his base salary to $500,000 effective October 2, 2006;

•	an annual performance bonus determined by the Compensation Committee of the Board of Directors based upon performance guidelines established for executive officers of the Company, with a target bonus for fiscal 2006 of $250,000 provided that the performance guidelines are met;

•	vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally including health, life and disability insurance;

•	reimbursement of up to $2,500 in legal fees in connection with negotiation of his restated employment agreement; and

•	$600,000 in Company paid term life insurance in addition to Company paid term life insurance benefits provided to all executive officers.

The agreement requires the Nominating and Governance Committee to nominate and recommend Mr. Novak for election as a director at each annual meeting of stockholders coinciding with the expiration of his term as a director, but failure of the stockholders to elect Mr. Novak does not constitute a breach of the agreement. The agreement requires Mr. Novak to resign from the Board of Directors on the date on which his employment terminates for any reason.

The Company may terminate Mr. Novak’s employment at any time. Upon any termination of Mr. Novak’s employment by reason of his death, or by the Company for “cause” or by Mr. Novak without “good reason”, each as defined in his employment agreement, he will be entitled to payment of accrued and unpaid salary, bonus and benefits (not including any bonus if termination occurs during the first six months of a fiscal year but including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs if termination occurs during the last six months of such fiscal year). If the Company terminates Mr. Novak’s employment other than due to Mr. Novak’s permanent disability or as set forth in the preceding sentence, or if Mr. Novak terminates his employment for “good reason”, he will be entitled to accrued but unpaid salary, benefits and bonus for the fiscal year in which the Termination Date occurs, if any is earned (allocable to and prorated for the period prior to termination, calculated by annualizing any short period before termination). In addition, he will be entitled to continued payment of his salary and continued participation in the Company’s employee benefit programs at his then-current level (or the economic equivalent, if such benefits are not available) through and including the 12-month anniversary of his termination if his termination occurs on or before June 30, 2006, the 15-month anniversary of his termination if his termination occurs between July 1, 2006 and June 30, 2007, the 18-month anniversary of his termination if his termination occurs between July 1, 2007 and June 30, 2008 and the 24-month anniversary of his termination if his termination occurs on or after July 1, 2008. If Mr. Novak’s employment is terminated because the Company decides not to renew his employment as of any June 30 as described above, he will be entitled to the same salary and benefits as if he was terminated without “cause”, but if Mr. Novak’s employment is terminated because he decides not to renew his employment as of any June 30, he will only be entitled to accrued but unpaid salary, bonus and benefits. If Mr. Novak is terminated due to a permanent disability, he will receive the same salary and benefits as if he was terminated without “cause” but subject to a deduction equal to the amount of payments he receives during the same period under the Company’s long term disability insurance policy.

If Mr. Novak’s employment is terminated under certain circumstances during the one-year period following a change of control, in lieu of the payments he would otherwise receive for a termination without “cause”, he will receive accrued but unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs based upon annualized completed results), continued payment of his salary and continued participation in the Company’s employee benefit programs at his then-current level (or the economic equivalent, if such benefits are not available) through and including the 24-month anniversary of his termination, a gross-up in payments otherwise due to him to the extent payments to him are subject to excise taxes under Section 280G of the Internal Revenue Code and reimbursement for six months of out-placement services.

Additionally, Mr. Novak is subject to certain non-competition, non-solicitation and confidentiality covenants contained in his employment agreement and post-termination payments to him are, in part, in consideration of such obligations.

Dee T. Allsop.  Dee T. Allsop serves as President, U.S. Solutions Research Groups, of the Company pursuant to an Employment Agreement with The Wirthlin Group dated October 5, 1990, as amended by a Letter Agreement dated September 9, 2004 executed at the time Wirthlin Worldwide, Inc. became part of the Company. The Company assumed The Wirthlin Group’s obligations under the Employment Agreement as part of the Letter Agreement. Pursuant to the agreements, Mr. Allsop’s employment was for a term ending January 31, 1992, but is automatically extended for additional successive one-year terms unless either Mr. Allsop or the Company gives the other written notice of non-renewal at least ninety days prior to the end of any one-year term. The terms of Mr. Allsop’s amended employment agreement include, among other things:

•	a base salary of $235,000 per year, which has been periodically increased by action of the Compensation Committee, most recently to $275,000 effective October 2, 2006;

•	an annual performance bonus determined by the Compensation Committee of the Board of Directors under the Company’s bonus plan applicable to Group Presidents (currently the Business Unit Bonus Plan); and

•	insurance, profit-sharing, pension and other employee benefits commensurate with those provided by the Company to its employees generally.

The Company may terminate Mr. Allsop’s employment at any time. Upon any termination of Mr. Allsop’s employment by reason of his death or disability, by the Company for “cause”, or by Mr. Allsop voluntarily, he will not be entitled to compensation or benefits after the termination date other than, in the case of disability, compensation under the Company’s benefit plans for disabled employees generally. If the Company terminates Mr. Allsop’s employment other than for “cause”, including at the end of the term, during the six months following termination he will be entitled to continued payment of his salary on a monthly basis and continued participation in the Company’s medical benefit programs.

Additionally, Mr. Allsop is subject to certain non-competition, non-solicitation and confidentiality covenants contained in his employment agreement and post-termination payments to him are in part in consideration of such obligations.

Leonard R. Bayer.  Leonard R. Bayer serves as Executive Vice President, Chief Scientist and Chief Technology Officer of the Company pursuant to an Employment Agreement effective as of July 1, 2003. The initial term of Mr. Bayer’s Employment Agreement expired on June 30, 2005, however, the agreement was and will automatically be renewed for additional one-year terms unless either Mr. Bayer or Harris Interactive gives six months notice of termination prior to the expiration of the initial term. The terms of Mr. Bayer’s Employment Agreement, as amended effective January 24, 2005 and July 1, 2006 respectively, include, among other things:

•	a base salary of $330,000 per year for fiscal year 2007, subject to increase as determined by the Compensation Committee of the Board of Directors from time to time;

•	an annual performance bonus set by the Compensation Committee of the Board of Directors, using the same criteria and tier used to set the bonus for the Chief Executive Officer and Chief Operating Officer of the Company, with a target bonus of $135,000 for fiscal year 2006;

•	vacation, expense reimbursement and other employee benefits commensurate with those provided by Harris Interactive to its senior executives generally, plus reimbursement of certain attorney’s fees and expenses in connection with negotiation of his employment agreement;

•	a $250,000 term life insurance policy, at a cost no greater than the premium in effect on July 1, 2003; and

•	a one-time payment of $660,000, payable in monthly installments upon termination by either party in consideration of Mr. Bayer’s agreement to be bound by non-competition, non-solicitation and confidentiality covenants.

Pursuant to Mr. Bayer’s employment agreement, if Mr. Bayer’s employment is terminated under certain qualifying circumstances, he is entitled to receive certain payments and benefits (in addition to the non-compete payment referred to above), including a severance payment equal to his salary, bonus and benefits accrued prior to termination, plus his unpaid salary and performance bonus for the remainder of his employment term. If Mr. Bayer’s employment agreement is terminated for death, disability or cause, or he terminates his employment without “good reason,” he is only entitled to payment of salary, bonus and benefits accrued prior to termination (plus the non-compete payment referred to above). Mr. Bayer’s employment agreement will continue in the event of a change in control of the Company.

Arthur E. Coles.  The Company is a party to a change in control agreement with certain officers and key personnel of the Company, including Arthur E. Coles. The change in control agreement provides that if during the first year after a change in control of the Company Mr. Coles’s employment is terminated by the Company (or any successor) other than for cause, or by Mr. Coles for good reason, Mr. Coles will be entitled to receive a severance payment equal to:

•	for one year following termination, his base salary (at the rate in effect just before the change in control);

•	the average annual value of his annual bonus (calculated based on the bonus paid during the immediately preceding two fiscal years); plus

•	six months of out-placement benefits.

If employment is terminated by Mr. Coles for good reason, the above severance payment will be paid in a lump sum; otherwise, it will be paid in bi-weekly installments consistent with the Company’s prior compensation practices. In addition, for the one year period following termination, the Company (or any successor) will also provide Mr. Coles with health benefits equivalent to those he received immediately before the change in control (or will reimburse his out-of-pocket expenses in obtaining such insurance if not available under the Company’s and the successors employer’s plans). Mr. Coles also agrees to be bound by certain non-compete, non-solicitation and confidentiality provisions.

David B. Vaden.  David B. Vaden serves as Executive Vice President and Chief Operations Officer of the Company pursuant to an Employment Agreement effective February 20, 2006. Mr. Vaden’s employment will automatically terminate on the earlier to occur of (1) June 30, 2007 (subject to renewal as described below) or (2) Mr. Vaden’s death, unless his employment is earlier terminated by either party in accordance with the terms of his employment agreement. The Agreement provides that on June 30, 2007 and each June 30 thereafter, Mr. Vaden’s employment will be automatically extended for additional successive one year terms, unless either Mr. Vaden or the Company gives the other at least three months written notice of non-renewal. The terms of Mr. Vaden’s employment agreement included, among other things:

•	a base salary of $300,000 per year, subject to increase by the Compensation Committee of the Board of Directors;

•	an annual performance bonus determined by the Compensation Committee of the Board of Directors based upon performance guidelines established for executive officers of the Company, with a target bonus for each of fiscal 2006 and 2007 of $100,000 provided that the performance guidelines are met;

•	vacation, automobile allowance, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally including health, life, and disability insurance; and

•	a $250,000 term life insurance policy.

The Company may terminate Mr. Vaden’s employment at any time. Upon any termination of Mr. Vaden’s employment by reason of his death or permanent disability, or by the Company for “cause” or by Mr. Vaden without “good reason”, each as defined in his employment agreement, he will be entitled to payment of accrued and unpaid salary, bonus and benefits (not including any bonus if termination occurs during the first six months of a fiscal year but including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs if termination occurs during the last six months of such fiscal year). If the Company terminates Mr. Vaden’s employment other than as set forth in the preceding sentence or if Mr. Vaden terminates his employment for “good reason”, he will be entitled to accrued but unpaid salary, benefits and bonus for the fiscal year in which the Termination Date occurs, if any is earned (allocable to and prorated for the period prior to termination, calculated by annualizing any short period before termination), continued payment of his salary through and including the first anniversary of his termination, and continued participation in the Company’s employee benefit programs at his then-current level (or the economic equivalent, if such benefits are not available) through and including the first anniversary of his termination. If Mr. Vaden’s employment is terminated because the Company decides not to renew his employment as of any June 30 as described above, he will be entitled to accrued but unpaid salary, bonus and benefits, plus continued payment of his salary through and including the first anniversary of his termination, but if Mr. Vaden’s employment is terminated because he decides not to renew his employment as of any June 30, he will only be entitled to accrued but unpaid salary, bonus and benefits. If Mr. Vaden’s employment is terminated under certain circumstances during the one-year period following a change of control, in addition to the payments and benefits described above, he will also receive reimbursement for six months of out-placement services.

Additionally, Mr. Vaden is subject to certain non-competition, non-solicitation and confidentiality covenants contained in his employment agreement and post-termination payments to him are in part in consideration of such obligations.

Robert E. Knapp.  From January 26, 2004 through December 31, 2004, Robert E. Knapp served as Vice Chairman and Chief Executive Officer of the Company and from January 1, 2005 through May 4, 2005 as its Chairman and Chief Executive Officer. Under the agreement, Mr. Knapp’s employment automatically terminated on the earlier to occur of (1) December 31, 2007 (or such later date as the parties mutually agreed) or (2) Mr. Knapp’s death, unless earlier terminated in accordance with the terms of the agreement. The terms of Mr. Knapp’s Employment Agreement included, among other things:

•	a base salary of $500,000 per year, or such higher base salary as was approved by the Board of Directors;

•	commencing with fiscal 2005, an annual performance bonus set by the Compensation Committee of the Board of Directors, with a target bonus of at least $250,000, based upon performance standards relating to financial targets;

•	vacation, automobile allowance, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally, plus reimbursement of certain attorney’s fees and expenses in connection with negotiation of his employment agreement;

•	a term life insurance policy in the amount of $2,000,000;

•	reimbursement of expenses associated with Mr. Knapp’s maintaining an apartment in Rochester, New York at a reasonable monthly rental expense or reasonable hotel expenses; or, if Knapp and the Company’s Board of Directors mutually agree that Knapp should relocate his principal residence to Rochester, reasonable and customary relocation expenses including moving costs, brokerage commissions and closing costs;

•	a one-time signing bonus of $125,000, which was payable on June 30, 2004, provided, however, Mr. Knapp later agreed that such bonus would be paid one-half in cash and one-half in the form of 31,250 fully vested stock options with an exercise price of $6.27 per share; and

•	a grant of stock options, effective January 26, 2004, to purchase 1,000,000 shares of the Company’s common stock, subject to the following vesting provisions: 25% of such options vested on January 26, 2005, and the remaining 750,000 balance vested at a rate of 1/48 per month over the next 36 months (except that all unvested options immediately vested upon the occurrence of a change in control, and no unvested options vested following Mr. Knapp’s disability or a termination of his employment).

In the event of Mr. Knapp’s “disability”, as defined in his agreement, until the earlier of the date that is 15 months after the disability date and his termination date, he was entitled to receive, in addition to any payments he received under the Company’s disability insurance policies, an amount equal to the difference between such payments and his base salary. Beginning in fiscal 2005, if Mr. Knapp was entitled to a performance bonus for the fiscal year in which a disability occurred, he would receive a prorated amount for the period up to his disability date. Mr. Knapp would continue to participate in certain employee benefit plans and programs of the Company following his disability to the extent set forth in his agreement, but his right to certain other employee benefits, relocation expense reimbursements, and change in control payments would cease upon his disability.

Upon the occurrence of a change in control, Mr. Knapp’s performance bonus and other benefits could have been modified to make them consistent with the bonus program and benefits maintained by the acquiring person, provided that the amount of the target and additional bonus for which Knapp was eligible was not decreased and his ability to earn the bonus was not materially impaired. Additionally, if Mr. Knapp’s employment was terminated under certain qualifying circumstances in connection with or within 15 months after a change in control, in lieu of further payments or benefits under his employment agreement (other than with respect to vesting of his stock options), Mr. Knapp would have been entitled to a lump sum payment of $1,250,000, and in consideration of his continuing obligations with respect to non-competition, non-solicitation and confidentiality, he would have been entitled to an additional lump sum payment of $1,000,000. Mr. Knapp was also entitled to reimbursement of any excise taxes payable by him with respect to any amounts received in connection with a change in control that constituted excess parachute payments, and a “gross-up” payment if necessary to offset any and all applicable federal, state and local excise, income or other taxes incurred by Mr. Knapp as a result of Harris Interactive’s payment of such excise taxes.

Mr. Knapp’s employment was terminable by either the Company or Mr. Knapp at any time. The agreement provided that if Mr. Knapp’s employment was terminated by the Company without “cause” or by Mr. Knapp for “good reason”, each as defined in his employment agreement, Mr. Knapp was entitled to an aggregate payment of $1,000,000, payable in 15 equal monthly installments, continued coverage under the Company’s health insurance plans for a period of 18 months following termination (or reimbursement of expenses, if continued coverage is unavailable), and all amounts accrued but unpaid under his employment agreement (including bonus payments relating to fiscal years prior to the fiscal year during which the termination occurred). If Mr. Knapp’s employment was terminated by the Company for “cause” or by Mr. Knapp without “good reason”, Mr. Knapp was entitled to all amounts accrued but unpaid under his employment agreement (including bonus payments relating to fiscal years prior to the fiscal year during which the termination occurred).

Additionally, Mr. Knapp was subject to certain non-competition, non-solicitation and confidentiality covenants contained in his employment agreement.

Effective as of June 30, 2005, Harris Interactive entered into a Separation Agreement and Mutual Release of Claims (the “Separation Agreement”) with Mr. Knapp pursuant to which the parties agreed that the total non-compete payments and severance payable to Mr. Knapp in connection with his resignation would be $600,000, payable in a lump sum, less severance payments previously made to Mr. Knapp and less applicable taxes and deductions related to health insurance. The Separation Agreement provides that certain terms of his prior employment agreement remain in effect, including mutual non-disparagement agreements, Mr. Knapp’s rights to exercise vested stock options and to health insurance benefits through November 4, 2006, and his obligations related to confidentiality and non-competition.

Frank J. Connolly, Jr.  From January 1, 2005 through March 5, 2006, Frank J. Connolly, Jr. served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, pursuant to an Employment Agreement effective as of January 1, 2005. The term of Mr. Connolly’s Employment Agreement would have been automatically extended for successive additional one-year terms unless terminated by either party by written notice at least three months prior to the applicable renewal date. The material terms of Mr. Connolly’s Employment Agreement included, among other things:

•	a base salary of $315,000 per year, subject to increase as determined by the Compensation Committee of the Board of Directors from time to time;

•	a one-time signing bonus of $67,500, payable on June 30, 2005; provided that if Mr. Connolly’s employment was terminated by the Company for “cause” or by Mr. Connolly without “good reason” on or before June 30, 2005, he would not have been entitled to receive the signing bonus;

•	for fiscal years ending after June 30, 2005, an annual performance bonus set by the Compensation Committee of the Board of Directors, based upon performance standards established for executive officers of the Company relating to financial targets, with a target bonus for fiscal 2006 of at least $135,000;

•	vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally, plus reimbursement of up to $10,000 in reasonable expenses incurred in the negotiation of his Employment Agreement and stock option agreements; and

•	a grant of stock options, effective as of January 3, 2005, to purchase 300,000 shares of the Company’s common stock at an exercise price of $7.94 per share, of which 65,000 options consisted of incentive stock options granted under the Company’s Long-Term Incentive Plan, and 235,000 consisted of non-qualified stock options granted outside of the Company’s Long-Term Incentive Plan, all of which options were subject to the following vesting provisions during the period prior to termination of Mr. Connolly’s employment: 25% of such options vest on January 3, 2006, and the balance vested at a rate of 1/36 per month over the following 36 months (except that all unvested options would have immediately vested upon the occurrence of a change in control, and the options would have expired on January 3, 2015 (or earlier, upon the occurrence of certain events).

Mr. Connolly’s employment was terminable by either the Company or Mr. Connolly at any time. Upon any termination of Mr. Connolly’s employment by reason of his death or permanent disability, or by the Company for “cause” or by Mr. Connolly without “good reason”, each as defined in his Employment Agreement, he would have been entitled to payment of accrued and unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned for the fiscal year during which termination occurs if termination occurred during the last six months of such fiscal year, based upon annualized completed results, but no such prorated amount if termination occurred during the first six months of such fiscal year). If the Company terminated Mr. Connolly’s employment other than as set forth in the preceding sentence or if Mr. Connolly terminated his employment for “good reason”, he would have been entitled to accrued but unpaid salary, benefits and bonus for the fiscal year in which the Termination Date occurs, if any is earned (allocable to and prorated for the period prior to termination, calculated by annualizing any short period before termination), continued payment of his salary through and including the first anniversary of his termination, and continued participation in the Company’s employee benefit programs at his then-current level (or the economic equivalent, if such benefits were not available) through and including the first anniversary of his termination. If Mr. Connolly’s employment was terminated because the Company decided not to renew his employment as of any June 30 as described above, he would have been entitled to the payments and benefits described in the preceding sentence, but if Mr. Connolly’s employment was terminated because he decided not to renew his employment as of any June 30, he would only have been entitled to accrued but unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs, based upon annualized completed results). If Mr. Connolly’s employment was terminated under certain circumstances during the 15-month period following a change of control, in addition to the payments and benefits described above, he would have also received reimbursement for six months of out-placement services and a payment to offset certain taxes, if any, imposed under Section 280G of the Internal Revenue Code.

Additionally, Mr. Connolly’s Employment Agreement contained certain customary non-competition, non-solicitation and confidentiality covenants.

Effective as of March 6, 2006, Mr. Connolly was replaced as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company by Ronald E. Salluzzo. Under the terms of Mr. Connolly’s Employment Agreement, the Company was required to provide Mr. Connolly with his base compensation of $315,000 through and including one year after the date his employment terminated, continued coverage under the Company’s employee benefit plans during the same period, and payment of his performance bonus for fiscal 2006 allocable to and prorated for the period prior to termination, calculated by annualizing the short period before termination, if any was earned. For fiscal 2006, Mr. Connolly will receive a cash bonus of $76,703. Effective as of April 28, 2006,

Mr. Connolly’s Employment Agreement was amended to provide for deferral until November 1, 2006 of payment of his continuing base compensation otherwise payable between May 1, 2006 and October 31, 2006 and his cash bonus otherwise payable at the time of payment by the Company of cash bonuses to other executive officers. The remaining continuing base compensation payments to which he is entitled will be paid monthly as provided in his original Employment Agreement.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During the fiscal year ended June 30, 2006, Mr. James R. Riedman, Mr. Antoine G. Treuille and Mr. Howard L. Shecter served as members of the Compensation Committee of Harris Interactive’s Board of Directors. Mr. Riedman joined the Committee as its chairman on July 1, 2005. None of the members of the Compensation Committee during fiscal 2006 is or has been an officer or employee of Harris Interactive or any of its subsidiaries. No interlocking relationship existed during the last three completed fiscal years between Harris Interactive’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this Compensation Committee Report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent Harris Interactive specifically incorporates it by reference.

Compensation Objectives and Principles

The Company’s compensation programs are designed to motivate, reward and retain executive talent of the caliber necessary to achieve the Company’s long-term strategic goals, providing long-term growth opportunities for the Company’s stockholders. To achieve this objective, the Company’s guiding principles are:

•	establish target levels of compensation competitive within the market in which the Company competes for talent,

•	link executive compensation to both individual and Company performance by making a substantial portion of compensation variable and at-risk, and

•	align the interests of executives with those of the Company’s stockholders through use of stock options and restricted stock awards.

Factors Used In Establishing Compensation Forms and Targets

Industry Peer Comparisons

In general, the Company’s compensation programs are designed to deliver competitive total compensation by setting targets at approximately the median level of peer group total compensation. The Compensation Committee has chosen to put a significant portion of each executive’s pay at-risk, contingent upon the achievement of certain targets consistent with the Company’s strategic plan and with targets typically established by other high performing organizations with which the Company competes. Performance-based cash bonus programs and equity incentives provide an opportunity for compensation significantly above the median level for peer group compensation, but incentive payouts are not made or are reduced if the Company’s performance does not achieve set targets.

Peer information is obtained through industry sources as well as periodic use of consultants.

Information Provided by Consultants

In evaluating and establishing rates and forms of base, bonus and long-term incentive pay, the Compensation Committee has periodically sought the assistance of external compensation consultants. Consultants have assembled, among other things, information concerning:

•	compensation philosophies adopted by companies in the same market for executive talent,

•	a comparison of the Company’s total compensation program, which includes base salary, annual bonus pay, and long-term performance incentives, with programs offered by other companies of comparable size and employee populations in the market research industry,

•	a comparison of the Company’s total compensation program with compensation levels and programs established by other market research companies with similar corporate revenues, and

•	the most appropriate forms and mix of equity-based compensation to align the interests of executives and stockholders.

The Compensation Committee set the Company’s fiscal 2006 executive compensation levels and targets giving due consideration to the comparisons provided and the size and complexity of the Company’s business. In addition, as a result of studies provided by consultants, in fiscal 2006 the Compensation Committee introduced the use of restricted stock grants in addition to stock options.

Internal Pay Equity

The Compensation Committee reviews the relative compensation both among executives and with respect to other employees of the Company to maintain reasonable proportionality.

Company and Individual Performance

The Compensation Committee considers both Company and individual performance in establishing executive compensation. The Committee considers whether total compensation is justified in part by:

•	taking into account a comparison of the Company’s actual results to Company targets established by the Compensation Committee,

•	comparing Company results and compensation with peer company results and related compensation, and,

•	taking into account achievement of individual goals and objectives.

Forms of Compensation

Base Salary

Base salary is the fixed portion of executive pay and compensates individuals for expected day-to-day performance. The Committee meets at least annually to review and approve each executive officer’s salary for the ensuing year. When reviewing base salaries, we consider the following factors:

•	competitive pay practices (which is the primary determinant of the range within which individual salaries are set),

•	individual performance against goals,

•	levels of responsibility,

•	breadth of knowledge, and

•	prior experience.

For fiscal 2006 and 2007, based in part on external comparisons, the Company’s favorable year-over-year performance, and recommendations by the CEO with respect to other executive officers, the Compensation Committee increased the salary levels of some of our executive officers. The Compensation Committee also increased the salary of the CEO based in part on his changed role in the Company, external comparisons, favorable year over year Company performance, his achievement of objectives, and his performance reviews.

Cash Bonuses

The objective of the Company’s bonus plans is to provide pay for performance by linking bonus awards to both Company and individual performance dependent upon the achievement of Company and individual objectives. We believe that the goals under our bonus plans include the strongest drivers of long-term value for the Company.

For fiscal 2006, the Compensation Committee approved two bonus plans, the Corporate Bonus Plan and the Business Unit Bonus Plan. The Corporate Bonus Plan consisted of a bonus pool for executive officers and other members of the corporate staff equal to specified percentages of portions of the Company’s fiscal 2006 pre-tax profit that were above targeted pre-tax profit levels, computed after payment of all bonuses and incentives. Certain executive officers and members of the corporate staff received bonuses as a percentage of the final bonus pool. Other executive officers and members of the corporate staff who have responsibility for certain support services functions received bonuses based 50% on their respective percentages of the final bonus pool and 50% upon performance factors related to research operations. After the close of fiscal year 2006, the Compensation Committee adjusted the calculation of pre-tax profits to add back two items that were not taken into account in establishing targets at the beginning of the fiscal year, resulting in an increased bonus payout. Potential payouts under the Corporate Bonus Plan ranged from 0% to 110% of target opportunity. The aggregate potential bonus pool under the Corporate Bonus Plan was $1,100,000. 98% of the pre-tax profit goal was achieved, resulting in an 84% of target bonus payout under the Corporate Bonus Plan for those participants who were in the Corporate Bonus Plan for the entire year and whose bonuses were based only on overall corporate performance. The Company paid an aggregate of $631,250 under the Corporate Bonus Plan. Of the executive officers who participated in the Corporate Bonus Plan, Mr. Novak received a bonus of $210,227, Mr. Bayer received a bonus of $109,318, Mr. Connolly will receive a bonus of $76,703 (his pro rated bonus for the portion of the fiscal year in which he was employed), Mr. Salluzzo received a bonus of $50,000 (the signing bonus provided by his Employment Agreement), Mr. Bhame received a bonus of $42,045, and Mr. Vaden received a bonus of $157,729.

Under the Business Unit Bonus Plan, an employee generally could have received 45% of bonus based upon the achievement of targeted operating profits of the applicable business unit or group, 45% of bonus based upon achievement of either a broader business unit or group’s achievement of targeted operating profits, and 10% of bonus in the discretion of management. Under the Business Unit Bonus Plan, Arthur E. Coles and Dee T. Allsop were eligible to receive their respective bonuses based 45% on Company-wide performance, 45% on the performance of U.S. operations, and 10% on a discretionary basis. For fiscal 2006, Mr. Coles and Mr. Allsop were paid $61,646 and $57,711, respectively, under the Business Unit Bonus Plan. George H. Terhanian was eligible to receive his bonus based 45% on Company-wide performance, 45% on the performance of European operations, and 10% on a discretionary basis. For fiscal 2006, Mr. Terhanian was paid $34,625 under the Business Unit Bonus Plan. Aled W. Morris was eligible to receive his bonus based 90% on the performance of European operations and 10% on a discretionary basis. For fiscal 2006, Mr. Morris received no compensation under the Business Unit Bonus Plan as a result of his resignation from the Company which was effective on June 6, 2006.

For fiscal 2007, the Compensation Committee approved a modified Corporate Bonus Plan and a Business Unit Bonus Plan. Certain executive officers and certain members of the corporate staff of the Company participate in the Corporate Bonus Plan. Other executive officers participate in the Business Unit Bonus Plan.

A bonus pool equal to specified percentages of the Company’s pre-tax profits at pre-established levels is established by the Corporate Bonus Plan. The bonus pool for achievement of target pre-tax profits is an aggregate of $1,100,000. The available pool will decrease with achievement of pre-tax profits at levels lower than target and increase with achievement of pre-tax profits at levels greater than target. Each participant in the Corporate Bonus Plan is allocated a specified percentage of the pool. The ability of certain individuals to receive their respective target allocated percentages of the pool is based upon the pre-tax profits of the Company. For other individuals with support services responsibility, the ability to receive their respective targeted allocated percentages of the pool is based 50% upon the pre-tax profits of the Company and 50% upon achievement of certain operations related objectives. In addition, a percentage of the pool is discretionary and may be allocated by the Chief Executive Officer to new hires or in other appropriate circumstances. By way of illustration, for fiscal 2007 for achievement of the following percentages of the targeted pre-tax profit levels, in general the participant’s bonus under the Corporate Bonus Plan would be the following percentages of his or her targeted bonus: (i) at 95% achievement, 81% of bonus, (ii) at 100% achievement, 100% of bonus, and (iii) at 105% achievement, 117% of bonus.

The Business Unit Bonus Plan provides participants with the opportunity to earn bonuses generally based 65% on profit of the applicable business unit, 25% based upon profitability of the larger unit of which the business unit is a part, and 10% discretionary. The Business Unit Bonus Plan includes bonus modifiers based upon customer satisfaction scores of the applicable business unit and collaboration with other groups. A supplemental bonus is available based upon profit contribution and a discretionary pool, with thresholds based upon year over year profit growth, operating margin, and degree of difficulty of challenges facing the applicable unit.

The Corporate Bonus Plan and the Business Unit Bonus Plan are arrangements setting forth the Compensation Committee’s expectations regarding cash bonuses to be awarded to eligible individuals. However, the plans may be modified from time to time at the sole discretion of the Committee.

Long-Term Incentives

The Company provides equity incentives as a significant portion of compensation in order to more closely align the interests of executives and key employees with those of stockholders. Such longer term incentives are generally provided through Harris Interactive’s 1999 Long-Term Incentive Plan. Although a variety of equity incentives are available under the Plan, historically the Compensation Committee has awarded incentives in the form of stock options. In fiscal 2006, the Company also began offering a portion of incentives for executives and key employees in the form of restricted stock. The Compensation Committee believes that continuing to provide a portion of incentive compensation in the form of stock options is appropriate because executives recognize value only when Company long-term stockholder value increases. The Committee also believes that adding a mix of restricted stock is appropriate because this form of compensation provides immediate value but places the executive or key employee at-risk for actual loss of value in the event stockholder value decreases.

Grants historically have been made to executives, based upon each executive’s relative position, responsibilities, historical and expected contributions to Harris Interactive, and existing stock ownership and previous option grants. Primary weight has been given to the executive officer’s and key employee’s relative rank and responsibilities. Particularly in the more recent past, the Compensation Committee has provided the bulk of incentives to senior executives whose individual performance has the greatest impact on overall Company performance. Initial grants designed to recruit an executive officer to join Harris Interactive have been based on negotiations with the officer and with reference to historical option grants to existing executive officers.

The Compensation Committee administers the Incentive Plan, selects those individuals to whom options or other awards should be granted and determines the terms of those awards. The Committee has delegated authority to the Chief Executive Officer and Executive Vice President, Human Resources, acting together, to make limited levels of awards to non-executive officers. Stock options are granted at the market price of Harris Interactive’s common stock on the date of grant, typically with a four-year vesting schedule, and will provide value to the executive officers only when the price of shares of Harris Interactive common stock increases over the exercise price. Restricted stock is awarded at the market price on the date of the grant and is proportionally forfeited if employment is terminated, typically over a four-year schedule. The Compensation Committee will review in fiscal 2007 whether or not to continue to award restricted stock in the future, and if so on what basis.

The Committee believes that issuing equity-based awards on an annual basis in the aggregate range of 2% of the outstanding stock of the Company is appropriate. The Compensation Committee has proposed, for approval by the Company’s stockholders at the November, 2006 annual meeting, a value-for-value exchange for certain existing options. Pending the outcome of that proposal the Committee limited awards in fiscal 2006, and the Committee will consider the effect of adoption or non-adoption of the proposal in making awards in fiscal 2007.

In fiscal 2006, among the executive officers the Committee awarded (1) Mr. Novak 230,000 options with an exercise price of $4.20 per share pursuant to the terms of his Employment Agreement related to his September 2005 appointment as President and Chief Executive Officer of the Company, (2) Mr. Salluzzo 350,000 options with an exercise price of $5.56 per share, pursuant to the terms of his Employment Agreement related to his February 2006 appointment as Executive Vice President and Chief Financial Officer of the Company, and (3) Mr. Vaden 57,000 options with an exercise price of $4.98 per share and 38,000 shares of restricted stock with a fair market value of $4.98 as a result of increased responsibilities in connection with his February 2006 appointment as Chief Operations Officer of the Company.

Chief Executive Officer Compensation

In determining Mr. Novak’s incentive compensation for fiscal 2006 and his base salary for 2007, the Compensation Committee took the following steps:

•	Reviewed the financial performance and the total relative shareholder return of the Company, comparable public companies and other companies in the market research industry with which Harris Interactive competes;

•	Analyzed data regarding the types and amount of compensation, including incentive compensation, paid to the chief executive officers of comparable public companies and other companies in the market research industry with which Harris Interactive competes;

•	Reviewed historical compensation information for Mr. Novak, including past grants of equity;

•	Completed a comprehensive review including feedback from Mr. Novak, other members of management and the Board of Directors regarding Mr. Novak’s performance for fiscal 2006; and

•	Independently evaluated Mr. Novak’s performance as Chief Executive Officer against the fiscal 2006 performance goals and objectives that had been established for him by the Compensation Committee.

Based upon its evaluation, with the concurrence of the independent directors as provided in the Compensation Committee Charter, the Compensation Committee increased Mr. Novak’s base compensation to $500,000, effective October 2, 2006. His target bonus will remain $250,000 for fiscal 2007.

Mr. Novak’s total compensation reflects our view of his and the Company’s year over year performance for fiscal 2006 including among others growth in revenue, earnings, and stockholder value. His compensation also reflects our evaluation of his performance against pre-established goals and objectives involving matters such as stabilization of the Company’s operations, improvement of employee morale, and organizational development. We believe Mr. Novak’s salary continues to be appropriate based on market data, his experience and prior-year performance.

Limits on the Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding performance-based compensation. Through June 30, 2006, this provision has not limited Harris Interactive’s ability to deduct executive compensation. The Compensation Committee will continue to monitor the potential impact of Section 162(m) on the Company’s ability to deduct executive compensation. Harris Interactive’s Long-Term Incentive Plan has been designed, and is intended to be administered, in a manner that will enable the Company to deduct compensation attributable to options and certain other awards thereunder, without regard to such deduction limitation.

Submitted by the Compensation Committee of the Company’s Board of Directors:

James R Riedman (Chairman)
Howard L. Shecter
Antoine G. Treuille

Performance Graph

The following graph, presented pursuant to the rules of the SEC, demonstrates a comparison of cumulative total stockholder return for holders of shares of Harris Interactive’s common stock from June 30, 2001 through June 30, 2006, compared with the Nasdaq Stock Market (US) Index and a peer group. During fiscal 2006, the Company changed its peer group because the revised peer group better reflects those companies with which the Company completes on a global as well as a U.S. basis. The peer group represented includes the market research corporations Arbitron Inc., GFK AG, Greenfield Online Inc., IMS Health, Inc., Intage Inc., Ipsos, National Research Corp., NetRatings, Inc., Opinion Research Corp., Taylor Nelson Sofres and Yougov PLC, as published by Inside Research. The peer group used previously included Arbitron Inc., Forrester Research Inc., Gartner Inc., Greenfield Online Inc., IMS Health, Inc., National Research Corp., NetRatings, Inc. and Opinion Research Corp. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects Harris Interactive’s relative stock price for the period from June 30, 2001 through June 30, 2006.

The information contained in the Performance Graph shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent Harris Interactive specifically incorporates it by reference.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG HARRIS INTERACTIVE INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE S&P SMALLCAP 600 INDEX, A NEW PEER GROUP AND AN OLD PEER GROUP

*	$100 invested on 6/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

Copyright© 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of the common stock of the Company with the SEC. Officers, directors and beneficial owners of more than 10% of any class of the Company’s equity securities are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended June 30, 2006, all filing requirements under Section 16(a) applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company’s Board of Directors selected PricewaterhouseCoopers LLP (“PwC”) to serve as the independent registered public accounting firm of Harris Interactive for the fiscal year ended June 30, 2006. The Audit Committee has not yet completed its evaluation and has not yet appointed an independent registered public accounting firm for fiscal year 2007. A representative of PwC will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

AUDIT FEES

The aggregate fees billed by PwC for professional services rendered to the Company for the fiscal years ending June 30, 2006 and 2005 were $565,000 and $690,255, respectively. An explanation of such fees is provided in the following table:

	Fiscal 2006(1)	Fiscal 2005(2)

Audit Fees	$525,000	$528,500
Audit-Related Fees	40,000	26,500
Tax Fees	—	135,255

Total Fees Paid	$565,000	$690,255

(1)	The amounts shown above are consistent with the engagement fees mutually agreed upon by the Company and PwC in connection with PwC’s audit of the Company’s fiscal year ended June 30, 2006. Additional amounts related to PwC’s audit of the Company’s fiscal year ended June 30, 2006 may be proposed to the Audit Committee by PwC. However, such amounts, if any, are unknown as of the date of the filing of this Proxy Statement.

(2)	After the filing of the Proxy Statement, the Company and PwC mutually agreed to additional billed amounts related to PwC’s audit of the Company’s fiscal year ended June 30, 2005.

“Audit Fees” include fees billed by PwC for (i) the audit of Harris Interactive’s annual financial statements for the fiscal year, (ii) reviewing our quarterly reports on Form 10-Q, (iii) auditing and preparing its attestation report with respect to the Company’s internal control over financial reporting, and (iv) review of SEC reports and filings, including the Company’s Registration Statements on Form S-8 filed with the SEC on June 30, 2006, April 1, 2005 and December 14, 2004, the Company’s Registration Statement on Form S-3 filed with the SEC on November 9, 2004, and the Company’s Form 8-K/A filed on November 9, 2004. “Audit-Related Fees” include fees for services such as accounting consultations. “Tax Fees” are fees billed for tax services in connection with the preparation of the Company’s federal, state and foreign income tax returns, including extensions and quarterly estimated tax payments, and customary consultation or advice regarding accounting issues, potential transactions or taxes (e.g., tax compliance, tax consulting, or tax planning). No fees were approved by the Audit Committee under the exception provided in Section 10(A)(i)(1)(B) of the Exchange Act during fiscal 2006 or fiscal 2005.

The Audit Committee approves the annual budget for all audit and non-audit services and pre-approves all engagements of the Company’s auditors to provide non-audit services. The Audit Committee has delegated authority to members of the Committee to pre-approve non-audit services and any such approvals must be reported at the next meeting of the Audit Committee. No member of the Audit Committee exercised such delegated authority during fiscal 2006. The Audit Committee’s general policy is to restrict the engagement of the independent registered public accounting firm to providing audit and audit-related services. The Audit Committee will not engage the independent registered public accounting firm to provide any non-audit services that are prohibited under Section 10A of the Exchange Act and Rule 10A-3 thereunder.

The Audit Committee considered and determined that the provision of the services other than the services described under “Audit Fees” is compatible with maintaining the independence of PwC as the Company’s independent registered public accounting firm.

OTHER MATTERS

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is intended that shares represented by proxies will be voted or not voted by the persons named in the proxies in accordance with the recommendation of the Board of Directors, or, in the absence of any such recommendation, by the proxy holders in their discretion.

FUTURE STOCKHOLDER PROPOSALS

Advance Notice Procedures

Under Harris Interactive’s Bylaws, no business may be brought before an annual meeting unless:

•	it is specified in the notice of the meeting (which includes stockholder proposals that Harris Interactive is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act); or

•	it is otherwise brought before the meeting by or at the direction of Harris Interactive’s Board of Directors or by a stockholder entitled to vote who delivered notice to Harris Interactive (containing certain information specified in the bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the date on which Harris Interactive first mailed its prior-year proxy statement and form of proxy to stockholders (between June 12, 2006 and July 12, 2006, for proposals for the 2006 annual meeting).

These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in Harris Interactive’s proxy statement, described below.

Stockholder Proposals for the 2007 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for Harris Interactive’s annual meeting of stockholders in 2007, including any nomination of a person for election to the Board of Directors, may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by Harris Interactive’s Corporate Secretary by June 1, 2007 (which date is 120 days prior to the first anniversary of the date on which Harris Interactive first mailed this Proxy Statement and form of proxy to stockholders).

Additionally, if a stockholder interested in submitting a proposal for the 2007 annual meeting fails to deliver notice of such stockholder’s intent to make such proposal to the Corporate Secretary between June 1, 2007 and July 1, 2007, then any proxy solicited by management may confer discretionary authority to vote on such proposal.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Securities Exchange Act. The information contained in this Audit Committee Report shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act, except to the extent Harris Interactive specifically incorporates it by reference.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2006, included in the Company’s Annual Report on Form 10-K.

The Audit Committee operates under a written charter adopted by the Board of Directors, which was last modified on September 7, 2006 to reflect the Audit Committee’s responsibility to monitor management’s processes to manage Company risk. A copy of the Company’s Audit Committee Charter, as so amended, is filed as Appendix B to this Proxy Statement, and is available in the section of the Company’s website located at “Investor Relations” — “Corporate Governance — Committees” at http://www.harrisinteractive.com. The membership of the Audit Committee and its responsibilities are described above in the section entitled “Corporate Governance”. In September, 2006, the Audit Committee conducted a review of its compliance with the Audit Committee Charter and determined that it has operated in compliance with the Charter’s provisions.

Audit Committee’s Role in Connection with the Financial Statements and Controls of the Company

Management of the Company has primary responsibility for the Company’s financial statements and internal control over financial reporting. The Company’s independent registered public accounting firm has responsibility for the integrated audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among its other duties as specified in the Audit Committee Charter. The Audit Committee is responsible for retention and approval of compensation of the independent registered public accounting firm, and pre-approval of the permitted non-audit services to be provided by such firm. The Audit Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to Harris Interactive. The Audit Committee also reviews with the independent registered public accounting firm material developments in accounting that may be pertinent to the Company’s financial reporting practices.

Conduct of Audit Committee Meetings

The Audit Committee met with representatives of PwC, the Company’s independent registered public accounting firm, at six of its seven meetings during the fiscal year ended June 30, 2006. The Audit Committee’s agenda was established by its chairperson and the Company’s Chief Financial Officer. The meetings were designed to facilitate and encourage communication among members of the Audit Committee and management.

At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues, reviewed and discussed reports regarding internal audit matters, and received a summary of complaints received through the Company’s anonymous complaint procedure with respect to internal accounting controls or auditing matters. The Audit Committee reviewed policies and procedures from time to time, including among others the Company’s Internal Disclosure Controls Procedures. The Audit Committee also periodically had separate executive sessions with representatives of PwC, and the Company’s Chief Financial Officer and principal outside corporate legal counsel, at which meetings candid discussions of financial management, accounting, internal controls, legal and compliance issues took place. Additionally, the Audit Committee’s chairperson periodically held separate discussions with representatives of PwC, and the Company’s Chief Financial Officer and principal outside corporate legal counsel.

Audit Committee Review of Periodic Reports

The Audit Committee reviews each of the Company’s quarterly and annual reports, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained therein. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit and review reports prepared by the independent registered public accounting firm about the Company’s quarterly and annual reports. The Audit Committee also considers related matters such as the quality and appropriateness, not just the acceptability, of the Company’s accounting principles, alternative methods of accounting under U.S. generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

Audit Committee’s Role in Connection with the Company’s Report on Internal Controls

The Audit Committee reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report and the attestation report of the independent registered public accounting firm on internal control over financial reporting. Throughout fiscal 2006, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, deficiencies (if any) discovered and the resulting remediation of any such deficiencies.

Review and Discussions with Independent Registered Public Accounting Firm

In its meetings with representatives of PwC, the Audit Committee asked the independent registered public accounting firm to address and discuss their responses to several questions that the Audit Committee believed were particularly relevant to its oversight. These questions included:

•	Are there any significant judgments made by management in preparing the financial statements that would have been made differently had the independent registered public accounting firm itself prepared and been responsible for the financial statements?

•	Based on the independent registered public accounting firm’s experience, and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with U.S. generally accepted accounting principles and SEC disclosure requirements?

•	Based on the independent registered public accounting firm’s experience, and their knowledge of the Company, has the Company implemented internal controls over financial reporting that are appropriate for the Company?

•	During the course of the fiscal year, has the independent registered public accounting firm received any communication or discovered any information indicating any improprieties with respect to the Company’s accounting and reporting procedures or reports?

The Audit Committee has also discussed with the independent registered public accounting firm that it is retained by the Audit Committee and that the independent registered public accountants must raise any concerns about the Company’s financial reporting and procedures directly with the Audit Committee. Based on these discussions, its discussions with management and its review of applicable periodic reports and financial statements, the Audit Committee believes it has a reasonable basis for its oversight judgments and for recommending that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

Audit Committee Activity with Regard to the Company’s Audited Financial Statements for Fiscal 2006

The Audit Committee has, among other actions:

•	Reviewed and discussed the audited financial statements with the Company’s management, and

•	Discussed with PwC, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and Rule 2-07 of SEC Regulation S-X.

Independence of the Company’s Independent Registered Public Accountants

The Audit Committee has received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PwC its independence. The Audit Committee has concluded that PwC is independent from the Company and its management.

Conclusion

Based on its review and discussion with management and the Company’s independent registered public accountants, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

Submitted by the Audit Committee of the Company’s Board of Directors:

Mr. Stephen D. Harlan (Chairman)
Mr. David Brodsky
Mr. James R. Riedman
Mr. Howard L. Shecter

ANNUAL REPORT ON FORM 10-K

A copy of Harris Interactive’s Annual Report on Form 10-K (without exhibits) is being distributed with this Proxy Statement. The Annual Report on Form 10-K, as filed with the SEC, is also available, without charge, by writing to: Corporate Secretary, Harris Interactive Inc., 135 Corporate Woods, Rochester, New York 14623. In addition, the report (with exhibits) is available at the SEC’s Internet site (http://www.sec.gov), and on Harris Interactive’s website (http://www.harrisinteractive.com).

Appendix A

CORPORATE GOVERNANCE GUIDELINES

Harris Interactive’s Board of Directors believes that good governance principles and practices assist it in the performance of its duties and fulfilling its responsibilities stockholders. Accordingly, the Board has adopted these Corporate Governance Guidelines that reflect the Board’s current thinking with respect to corporate governance issues. These Guidelines will be periodically reviewed and subject to change from time to time by the Board.

In general, the Corporate Governance Guidelines are just that — guidelines. Except where these Guidelines reflect legal requirements or those of the NASDAQ Stock Exchange for listed companies, they are neither intended to be, nor are they, rigid rules that govern the Board’s activities. The Corporate Governance Guidelines do not, and are not intended to modify or to constitute an interpretation of the Delaware General Corporation Law, the Company’s Certificate of Incorporation, Company By-Laws or any Federal, state or local law or regulation.

ROLE OF BOARD AND MANAGEMENT

The Company’s business is conducted by its employees and officers, under the direction of the Chief Executive Officer (“CEO”) and the oversight of the Board of Directors, to enhance long-term value for the Company’s stockholders. The Board is elected by the stockholders to oversee management and to monitor that the long-term interests of the stockholders are being served. Directors must fulfill duties of care and loyalty and act with integrity as they pursue carryout their Board responsibilities. The Company’s management must fulfill duties of care and loyalty and act with integrity as they carry out their management roles.

BOARD RESPONSIBILITIES

The Board is elected by and accountable to the stockholders, and is the ultimate decision-making body of the Company except for those matters reserved to stockholders. It selects the senior management team, which is charged with the conduct of the Company’s business. Having selected the management team the Board acts as an advisor to senior management and is responsible for the strategic direction and oversight of the Company. In carrying out its responsibilities, the Board will exercise sound, informed, and independent business judgment. The Board recognizes that to do so requires individual preparation by each director and group deliberation by the Board. The Board’s responsibilities include both decision-making and oversight.

Among other things, the Board’s decision-making responsibilities include:

•	review and approval of the Company’s vision, overall strategies and objectives, as developed by management

•	the selection of nominees for Board membership

•	the selection and evaluation of the Company’s Chief Executive Officer

•	the terms of the CEO’s employment, including his or her compensation package

•	the approval of material investments or divestitures, strategic transactions, and other significant transactions that are not in the ordinary course of the Company’s business

•	the evaluation of the performance of the Board and Committees of the Board

Among other things, the Board’s oversight responsibilities include monitoring:

•	the performance of the Company

•	significant issues and risks facing the Company

•	processes designed to maintain the integrity of the Company’s relationships with stockholders, employees, clients, suppliers, and the communities in which it operates

•	the performance and effectiveness of the CEO and management

•	the development of leaders and sound succession plans

•	the Company’s financial reporting and disclosure processes and internal controls

EXPECTATIONS OF INDIVIDUAL DIRECTORS

Among other things, the Board expects each director to:

•	understand the Company’s businesses and the marketplaces in which they operate

•	regularly attend meetings of the Board and of the committees on which the director serves

•	review and understand the materials provided in advance of meetings and any other materials provided to the Board from time to time

•	actively, objectively and constructively participate in meetings and the strategic decision-making processes

•	share his or her perspective, background, experience, knowledge and insights as they relate to the matters before the Board and its committees

•	be reasonably available when requested to advise the CEO and management on specific issues not requiring the attention of the full Board but where an individual director’s insights might be helpful to the CEO or management.

BOARD SELECTION AND COMPOSITION

Number of Directors

The Board should have a sufficient number of directors to reflect a substantial diversity of perspectives, backgrounds and experiences, but not so many directors that the size of the Board hinders effective discussion or diminishes individual accountability. The Certificate of Incorporation permits the Board to fix the number of directors between 3 and 13. Given the current size and complexity of the Company’s businesses, the Board believes that the Board should be in the range of 8 to 10 directors. A larger number of directors may be appropriate on an interim basis or temporarily to provide continuity when retirements are pending. From time to time, the Board will evaluate its size in light of changes in the size and complexity of the Company’s businesses.

Independent Directors

Independent Directors will constitute a substantial majority of the Board.

All members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee will be Independent Directors.

An Independent Director is one who is free from any relationship that would interfere with his or her exercise of independent business judgment (an “Independent Director”). A director is not independent if he or she fails to satisfy the standards for independence of the NASDAQ Stock Exchange or applicable law.

Directors who serve on the Company’s Audit Committee shall meet the additional standards of independence required by the NASDAQ Stock Exchange and by applicable law. Among other things, such directors shall receive no compensation from the Company other than director’s fees and shall not be affiliates of the Company or its subsidiaries.

The full Board will make affirmative determinations of the independence of each director. Such determinations shall be made using the standards and processes approved and adopted from time to time by the full Board. Such determinations, as well as the standards and processes applied in making them, will be disclosed to stockholders.

Nomination and Selection of Directors

The Nominating and Governance Committee of the Board will be responsible for identifying, screening and nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders.

Nominees for director will be selected in accordance with processes determined by the Nominating and Governance Committee and posted on the Company’s web site.

Board Leadership

The Board has a preference for separation of the positions of Chairman and CEO, and those offices are currently held by separate individuals. The Board, however, may choose to combine the two positions based what it considers to be the governance model that best serves the interests of the stockholders and the Company at a given point in time, taking into account the benefits of separating the two positions (e.g., enhancing Board oversight of management and reducing the likelihood of abuse of power) as well as those of combining them (e.g., ensuring unified leadership and direction for the Company). The Board expects its Independent Directors to continue to maintain appropriate checks and balances over the CEO whether or not the positions are combined.

The Board from time to time may appoint an Independent Director to serve as “Lead Director,” and will do so if at any time the positions of Chairman and CEO are combined or the position of Chairman is not held by an Independent Director. The Board currently has appointed a Lead Director.

The Lead Director generally will serve as Chairman of the Nominating and Governance Committee and will preside over all executive sessions of the Independent Directors. When requested by any Independent Director or when the Chairman (if an Independent Director) or Lead Director deems it appropriate, the Lead Director shall call meetings of the Independent Directors.

The Board believes that stockholders and other interested individuals should be able to communicate directly with the Board of Directors, and the Company will include on its web site the method for submitting any such communication.

Director Retirement; Change of Position

The Board does not believe that it should set term limits or an age limitation for directors. The Nominating and Governance Committee evaluates the ongoing contributions expected to be made by each director on an individual case by case basis as part of the nomination process. In that evaluation the Committee considers not the fresh ideas and viewpoints that might be added by new members, but also the benefits provided by stability and continuity in the board room, contributing to the Board’s ability to work as a collective body while giving the Company the benefit of familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure.

Unless the Nominating and Governance Committee affirmatively determines otherwise, any member of management who is a director will retire from the Board at the same time he or she ceases employment with the Company for any reason.

In the event of a significant change in circumstances involving a non-employee director’s employment status, position and or business or professional association, the non-employee director shall notify the Nominating and Governance Committee. The Committee will evaluate the change in circumstances when it considers whether to re-nominate the director at the end of his or her term.

Resignation Upon Receipt of Greater Number of “Withhold” Votes than “For” Votes

In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board following certification of the stockholder vote.

The Nominating and Governance Committee of the Board of Directors will promptly consider the resignation submitted by a director receiving a greater number of votes “withheld” than votes “for” his or her election, and will recommend to the Board of Directors whether to accept or reject the tendered resignation. In making its recommendation, the Committee may consider any factors or other information that it considers appropriate and relevant, including without limitation, any known stated reasons why stockholders “withheld” votes for election from such director, the length of service and qualifications of the director, the director’s contributions to the

Company, and this policy. The Board of Directors will act to accept or reject the tendered resignation, taking into account the Governance Committee’s recommendation and any other information and factors it deems relevant, within 90 days after the date of certification of the election results. Promptly after making its decision, the Board of Directors will publicly disclose, by a filing with the Securities and Exchange Commission, its decision regarding the tendered resignation and the rationale behind it.

Any director who tenders his or her resignation pursuant to this provision will not participate in the Nominating and Governance Committee recommendation or Board consideration as to whether or not to accept the tendered resignation.

If one or more director’s resignations are accepted by the Board of Directors, the Nominating and Governance Committee will recommend to the Board of Directors whether to fill such vacancy or vacancies pursuant to the provisions of Article III, Section 5 of the Bylaws of the Company, or to reduce the size of the Board of Directors pursuant to the provisions of Article III, Section 1 of the Bylaws of the Company. If the Board of Directors determines to fill such vacancy or vacancies, the Nominating and Governance Committee will nominate a person or persons to fill such vacancy or vacancies for consideration by the Board of Directors.

If a director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the expiration of his or her term, or his or her earlier resignation or removal.

This policy will be summarized or included in each proxy statement relating to an election of directors of the Company.

Service On Other Boards

The Board believes that individuals should limit the number of boards of publicly traded, for-profit Companies on which they serve in order to give proper attention to their responsibility to each board. As a general policy, the Board believes that directors should limit their service to not more than four boards of publicly traded companies in addition to that of the Company, but exceptions to this policy will be made in appropriate cases. Where a director intends to serve on more than four such boards, the director should advise the Nominating and Governance Committee. The Nominating and Governance Committee will take the effect of such service into account at the time it next considers re-nomination of the director for election by the stockholders.

Members of Audit Committee who seek to serve on the audit committee of another public company where that service will result in more than three public company audit committee memberships should advise the Nominating and Governance Committee. The Nominating and Governance Committee will review whether it believes that such service will impair the ability of such director to effectively continue service on the Company’s Audit Committee and will make a recommendation regarding the same for consideration by the Board of Directors.

All memberships on other public company boards by the CEO will be considered and decided by the full Board of Directors based upon the recommendation of the Nominating and Governance Committee. As a general rule, the Board will discourage the CEO from serving on more than one public company board in addition to the Board of the Company.

A director seeking to serve on another board should notify the CEO in advance of accepting such service, who will consult with legal counsel as appropriate. The director should defer final acceptance of such a position until advised by the CEO that such service does not present legal or other serious problems for the Company. The CEO will be expected to coordinate resolution (if possible) or communication of any legal or business issues as expeditiously as possible.

Director Orientation Program and Continuing Education

An appropriate orientation program will be provided to each new director.

Each director is expected to attend one educational program each year. The Chairman and CEO will assist in the identification of, and will pre-approve, such educational opportunities with a view toward enhancing an appropriate diversity of skill sets within the Board. The Board may provide additional continuing education for directors, either individually or as a group, when circumstances suggest such education would be of significant benefit to the directors.

BOARD OPERATIONS

Number of Regular Meetings

The Board normally will hold five or six regular meetings each year, although the number of scheduled Board meetings may vary with circumstances. Special meetings will be called as necessary.

Agendas

The Chairman of the Board and CEO will establish the agenda for each Board meeting, taking into account suggestions of other directors. If the Chairman and CEO are the same person, the Lead Director will review and approve the agenda proposed by the Chairman in advance of each meeting. Other directors are also encouraged to suggest the inclusion of agenda items and the Chairman and Lead Director are expected from time to time to ask the other directors for their suggestions on agenda items. Each director is free to raise at any Board meeting items that are not on the agenda for that meeting.

Non-Management Executive Sessions

From time to time the Independent Directors will meet in executive session without management present. Such meetings generally will occur prior to each Board meeting and in any event no less often than twice per year. Such sessions are a normal part of the Board’s deliberations and activities. Any Independent Director may request such an executive session. Executive sessions will be led by the Lead Director, who will develop the agendas for the executive sessions.

Meeting Materials

In advance of each Board meeting, an agenda for such meeting will be sent to each director together with: (a) written materials pertaining to the matters to be presented for Board decision at such meeting, preferably including copies of presentations to be made to the Board; (b) summary of financial information needed to understand the performance of the Company; (c) minutes of the most recent Board meeting and of any Committee meetings held since the distribution of materials for the most recent Board meeting; and (d) other written materials that are available in advance of the meeting (“Pre-meeting Materials”). Pre-meeting Materials should be designed to provide a foundation for the Board’s discussion of key issues and allow the Board to make the most efficient use of its meeting time. Directors may request additional information or changes in the scope, amount or format of the information provided in such Pre-meeting Materials, and the CEO will make every effort to provide such additional information or make such changes. At least annually, the directors shall evaluate the information provided at and in advance of meetings and, if appropriate, make recommendations for improvements.

Board Access To Management

Directors have complete and open access to the Company’s management. In addition, members of the Company’s senior leadership routinely attend Board and Committee meetings. The Board encourages senior leadership to bring managers into Board or Committee meetings or other scheduled events to provide additional insight into matters being considered or to expose the Board to individuals with high potential for significant leadership roles in the Company. Additionally, directors may from time to time meet individually with members of management.

CEO Evaluation

The CEO’s performance will be evaluated annually and as a regular part of decisions with respect to CEO compensation. The responsibility for this evaluation will be shared between the Compensation Committee and the other Independent Directors, including oversight of a formal process for conducting the evaluation.

Management Development and Succession Planning

On a regular ongoing basis, the CEO will present reports on management development for key management positions to the Nominating and Governance Committee. The CEO also will make recommendations regarding a proposed CEO succession plan to the Nominating and Governance Committee, which will consider a CEO succession plan at least annually.

Board Assessment

On an annual basis the Board will conduct or cause to be conducted an assessment of its performance to determine whether the Board and its Committees are functioning effectively. This evaluation will take place under a formal process approved by the Nominating and Governance Committee including each director’s annual evaluation of the Board. All directors are free to make suggestions to improve the Board’s effectiveness at any time and are encouraged to do so.

Board Advisors

The Board has complete authority to retain and terminate such independent consultants, counselors or advisors to the Board as it shall deem necessary or appropriate, at the expense of the Company, including determining the fees and other terms of such retentions or terminations.

Board Committees

The Board currently has four standing Committees including the Audit Committee, Compensation Committee, Nominating and Governance Committee, and Research and Development Committee. The Board may, from time to time, expand the number of standing committees or form ad hoc committees and working groups. Each of the Audit, Compensation and Nominating and Governance Committees will be composed entirely of Independent Directors, will have a written charter that complies with legal requirements of the NASDAQ Stock Exchange, as applicable, and will report regularly to the Board on Committee meetings and other Committee activities.

Committee Composition

The size, membership, and chairs of each Committee will be determined by the Board, and will comply with applicable NASDAQ Stock Exchange and legal requirements. The Nominating and Governance Committee will provide recommendations to the Board regarding the size, membership, chairs and rotation of Committees. The Chairman may participate in any Committee meeting except when such participation would present a conflict of interest or, in the case of a Chairman who is also the CEO, the meeting is a non-management executive session.

Management Attendance At Committee Meetings

The Chair of each Committee in consultation with the CEO will determine which members of management, if any, will attend each Committee meeting. The CEO may attend any Committee meeting except those designated as a non-management executive sessions.

OTHER MATTERS

Directors’ Compensation

Directors’ compensation will be determined by the Board based on recommendations of the Compensation Committee. In determining the amount and composition of the compensation of the directors, the compensation of directors of other comparable enterprises, both with respect to size and industry, will be considered. The Committee also will consider the compensation required to fairly pay directors for work required for a Company of Harris Interactive’s scope and size, the alignment of director’s interests with the long term interests of the stockholders, and the simplicity and transparency of the structure for stockholder understanding. The Board believes that a meaningful portion of a director’s compensation should be provided in, or otherwise based on, the Company’s common stock. Members of management who are also directors will not receive additional compensation for their service as directors.

Directors’ Stock Ownership

The Board believes that it is important to align the interests of directors with those of the stockholders and for directors to hold equity ownership positions in the Company that are meaningful in their individual circumstances. As a guideline, the Board expects independent directors to own at least 20,000 shares of Company stock, of which at least half should be purchased (either directly or through exercise and hold of options). Directors serving at the time of adoption of these Guidelines will be expected to fulfill the requirement on or before October 31, 2007. New directors will be expected to fulfill the requirement by the later to occur of (i) the first annual meeting after election or appointment, as the case may be, of the director and (ii) the date one year after the date of election or appointment, as the case may be, of the director. The Board also encourages individual directors to increase their ownership above the levels provided by such ownership guidelines as and to the extent appropriate in their individual circumstances.

Director Attendance At Annual Stockholder Meetings

The Company’s directors have made it a practice to attend annual meetings of stockholders. The Board continues to believe that absent compelling circumstances each director should attend each annual stockholders meeting in person.

Charitable Contributions

Contributions by the Company to not-for-profit organizations with which a Company director is affiliated as a board member, trustee or officer must be pre-approved by the Audit Committee and Nominating and Governance Committee.

Communications

In general, management speaks for the Company. Inquiries from stockholders, analysts, the press, customers, suppliers, employees or others may be referred to the CEO or other appropriate members of management. However, interested persons may communicate with the Board of Directors as provided in the process for communicating with directors posted on the Company’s web site.

Code of Ethics

The Board will approve the Code of Ethics including any amendments from time to time. Revisions to the Code of Ethics will first be reviewed by the Audit Committee which will make recommendations to the Board. Each proposal to waive the Company’s Code of Ethics for any director or Executive Officer must be approved in advance by the Audit Committee and the Board and promptly disclosed as required by NASDAQ Exchange Rules and applicable law.

Evaluation of Corporate Governance Guidelines

The Nominating and Governance Committee will review these Corporate Governance Guidelines from time to time as developments or circumstances make review of particular guidelines appropriate. The entire Corporate Governance Guidelines will be reviewed by the Nominating and Governance Committee not less frequently than every three years. The Committee will report to the full Board for its consideration and adoption any recommendations for additions or amendments to the Corporate Governance Guidelines, as well as the process and results of the full review of the Corporate Governance Guidelines conducted every three years.

In conducting its review, the Nominating and Governance Committee will consult with the Compensation Committee with regard to guidelines on Directors’ Compensation and Director’s Stock Ownership. The Compensation Committee may from time to time as it deems appropriate make recommendations to the Nominating and Governance Committee and the full Board regarding changes in the guidelines on Directors’ Compensation and Director’s Stock Ownership.

Appendix B

AUDIT COMMITTEE CHARTER
HARRIS INTERACTIVE INC.

Purpose and Powers

The Audit Committee is appointed by the Board of Directors of the Company to provide assistance to the Board in fulfilling its oversight responsibility to shareholders, potential shareholders, the investment community, and others by overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The duties and responsibilities of a member of the Audit Committee are in addition to such person’s duties as a member of the Board. The Audit Committee’s primary duties and responsibilities are to:

•	monitor the integrity of the accounting policies, financial reporting, and disclosure practices of the Company;

•	monitor the processes established and maintained by management to assure that an adequate system of internal accounting and financial control is functioning within the Company;

•	appoint, terminate, and oversee the independence and performance of the Company’s independent auditors;

•	monitor the processes established and maintained by management to assure that free and open communications are maintained among the Audit Committee, management, and the Company’s independent auditors;

•	monitor the processes established and maintained by management to assure corporate compliance, including compliance with legal and regulatory requirements and the Company’s Code of Ethics; and

•	monitor the processes established and maintained by management for measuring, managing, and monitoring enterprise risk

The Audit Committee has the authority to investigate fully any matter it deems necessary in fulfilling its responsibilities, with full access to all books, records, facilities and personnel of the Company as well as to the outside auditor and, if the Company has appointed one, the Company’s internal auditor. To that end, the Audit Committee has the authority to (i) retain and compensate, at the Company’s expense, outside legal counsel and accounting or other experts, as the Audit Committee deems necessary or appropriate in the performance of its duties and responsibilities, and (ii) in cooperation with management, monitor that adequate Company resources are available to support effective internal audit and controls functions.

Composition

The Audit Committee shall be comprised of three or more directors, as determined by the Board. Each member of the Audit Committee shall meet the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (the “SEC”), and the listing standards of The Nasdaq Stock Market.

All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and must have an ability to read and understand financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of their appointment to the Audit Committee.

At least one member of the Audit Committee shall have employment experience in accounting or finance, professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Such member shall qualify as an audit committee financial expert under the rules and regulations of the SEC, and a determination that the person so qualifies shall be made by the Board of Directors of the Company.

The members of the Audit Committee shall be appointed, and may be replaced, by the Board. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

Meetings

The Audit Committee shall meet at such times as circumstances dictate, but not less than quarterly.

As part of its job to foster free and open communication, the Audit Committee shall meet at least annually with each of management and the independent accountants in separate sessions, in order to discuss any matters either of these groups believes should be discussed privately. The Committee also may choose to meet in executive session. It may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend any meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Responsibilities And Duties

The Audit Committee’s responsibility is one of monitoring, oversight, and reporting the results of its activities to the Board. While the Audit Committee has the responsibilities and powers set forth in this Charter, management and the Company’s independent auditors have more time, expertise, and complete information than the members of the Audit Committee. It is not the responsibility of the Audit Committee to conduct audits, or to provide expert assurances that the Company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements.

The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of: (a) compensation to the outside auditor, (b) compensation to any outside legal, accounting or other advisers employed by the Audit Committee in accordance with this Charter, and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall engage in such activities from time to time as are reasonably necessary or appropriate in order to fulfill its responsibilities and duties, including among others the following:

Charter Review

1. The Audit Committee shall review and reassess, at least annually, the adequacy of this Charter, make recommendations regarding amendments to the Board as conditions dictate, and assure publication of the Charter as approved by the Board in accordance with SEC regulations.

Oversight of Relationship with Independent Accountants

1. The Audit Committee shall have the sole authority for the appointment, replacement, compensation, retention and oversight of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company. The Audit Committee shall evaluate the qualifications, performance, and independence of the independent auditor, and shall present its conclusions with respect to the independent auditor to the Board.

2. The independent auditors are ultimately accountable to the Audit Committee and the entire Board for their audit of the financial statements and of the Company. The Company’s independent auditors shall report directly to the Audit Committee.

3. The Audit Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms of such services) to be provided to the Company by its independent auditor, provided, however, permitted non-audit services which were not recognized as non-audit services at the time of engagement of the independent auditor, and which fall under the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, shall be approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals of audit services and permitted non-audit services, provided that decisions of such designated member(s) to pre-approve such services shall be reported to the full Audit Committee at its next scheduled meeting.

4. The Audit Committee shall oversee the independence of the Company’s independent auditors. Toward that end, the Audit Committee shall assure receipt from the auditors, at least annually, of a formal written statement disclosing all relationships between the auditors and the Company in accordance with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, on at least an annual basis, the Audit Committee shall review and discuss with the independent auditors and the Board all significant relationships or services such auditors have with or provide to the Company that may impact the objectivity and independence of the auditors. The Audit Committee shall take, or shall recommend that the full Board take, appropriate actions to address issues related to the auditor’s independence.

5. The Audit Committee shall obtain and review information from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the firm, (c) any material issues raised by governmental or professional authorities since the last report respecting one or more audits carried on by the firm, and (d) the firm’s responses to any such issues.

6. At least annually, the Audit Committee shall meet separately with appropriate representatives of each of management and the independent auditors to discuss any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

7. The Audit Committee shall receive all material written communications from the independent auditors to management and the Company required by governmental authorities or any self-regulatory organization such as the Nasdaq Stock Market.

8. The Audit Committee shall review any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements. The Audit Committee has responsibility for resolution of disagreements between management and the independent auditor regarding financial reporting.

9. The Audit Committee shall discuss the overall scope and plans for the annual audit with management and the independent auditors.

10. The Audit Committee shall ensure that the Company’s independent auditors keep the Audit Committee informed about fraud, deficiencies in the Company’s internal control structure, and certain other matters.

Oversight of Financial Reporting and Control Process

1. The Audit Committee shall review and discuss with management and the independent auditors the Company’s annual audited financial statements and related opinion of the independent auditors, and the disclosures proposed to be made in the “management’s discussion and analysis” section of the Company’s Annual Report on Form 10-K, and shall recommend to the Board whether the annual financial statements should be included in the Form 10-K. Such review shall include a discussion of management’s and the independent auditors’ judgments about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures.

2. The Audit Committee shall review and discuss with management and the independent auditors the Company’s quarterly financial results and reports and the Company’s Quarterly Report on Form 10-Q, as well as other financial reports and information made public or filed with regulatory or other authorities, prior to their filing or release. 3. The Audit Committee shall review and discuss with management the information to be included in earnings releases as well as financial information and guidance to be provided to analysts and rating agencies.

4. The Audit Committee shall annually report to shareholders in the Company’s annual proxy statement as required by SEC regulations.

5. The Audit Committee shall review disclosure and documentation of the Company’s significant accounting policies. Toward that end, the Audit Committee shall establish regular systems of reporting to the Audit Committee by management and the independent accountants regarding: (a) any significant judgments made in management’s preparation of the financial statements, (b) any significant changes in selection of accounting policies, and (c) all alternative treatments of significant financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors.

6. The Audit Committee shall discuss with the independent auditors any matters required to be communicated by the auditors in accordance with Statement of Auditing Standards No. 61, Communications with Audit Committees, relating to the conduct of the audit, including any significant changes in auditing standards or in the scope of the audit. The Audit Committee shall discuss the results of the audit and any other matters required to be communicated to the Audit Committee by the independent auditors under GAAP.

7. In conjunction with management and the independent auditors, the Audit Committee shall review the integrity of the Company’s financial controls, systems, and internal and external reporting processes. Among others, it shall review disclosures made by the Company’s CEO and CFO during their certification process for Forms 10-K and 10-Q regarding deficiencies or material weaknesses in the design or operation of the company’s internal controls, and any fraud involving employees with a significant role in internal controls.

8. The Audit Committee shall discuss with management the Company’s major financial risk exposures including steps taken to manage such exposures.

9. The Chief Financial Officer of the Company shall provide the Audit Committee with copies of all reports, management letters, and schedules of unadjusted differences of the Company’s independent auditors, as well as governmental requests and examinations, and the Company’s responses to the same.

Compliance

1. The Audit Committee shall meet with the principal outside corporate legal counsel for the Company at least annually to inquire as to material legal compliance deficiencies and material litigation of which counsel is aware.

2. The Audit Committee shall obtain assurance from the Company’s independent auditors that Section 10A(b) of the Exchange Act has not been implicated.

3. The Audit Committee shall review and, as needs dictate, update the Company’s Code of Ethics, and shall monitor the processes established and maintained by management to assure compliance with such Code of Ethics.

4. The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters.

5. The Audit Committee shall establish a procedure for review of all “related party transactions”, as defined in Item 404 of Regulation S-K, proposed to be entered into by the Company. Prior approval of the Audit Committee shall be required for any such related transaction.

6. The Audit Committee shall periodically review with the Company’s management and legal counsel any legal matter that could have a significant impact on the Company’s business, operations, or financial statements.

Risk Management

1. The Audit Committee shall periodically meet with the Chief Financial Officer, and such other members of management as the Audit Committee deems necessary, to review management’s development, implementation, and operation of processes established for measuring, managing, and monitoring the Company’s risk.

Self-Evaluation

1. The Audit Committee shall conduct periodic self-evaluations.

B-1.1

Appendix C

SUMMARY OF PROVISIONS OF LONG TERM INCENTIVE PLAN

The following is a summary of the principal features of the Company’s 1999 Long Term Incentive Plan (“Incentive Plan”). A copy of the Incentive Plan is included as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed October 8, 2004 and incorporated herein by reference.

Terms of the Incentive Plan

General.  Pursuant to the Incentive Plan, the Company may grant certain combinations of the following to its employees, officers and non-employee directors, or to the employees, officers and non-employee directors of its subsidiaries:

•	stock options, including both incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the “Code”) and non-qualified stock options;

•	stock appreciation rights;

•	restricted or unrestricted share awards; and

•	performance-based awards.

The Incentive Plan is administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee selects the individuals to whom options or other awards are granted and specifies the terms of the awards. Awards may be granted as alternatives to or replacements of awards outstanding under the Incentive Plan.

Incentive Stock Options (ISOs).  These options may only be granted to employees, and may not be exercised more than 10 years after the date of grant. The exercise price must be at least equal to the fair market value of the Company’s common stock on the date of grant.

Non-Qualified Stock Options.  The term of exercise will be determined by the Compensation Committee.

Stock Appreciation Rights.  These rights may be granted on a free standing or tandem basis. The term of exercise will be determined by the Compensation Committee. These rights generally entitle the holder to receive a payment having an aggregate value equal to the product of the excess of the fair market value over the exercise price per share specified in the grant multiplied by the number of shares specified in the award. Payment by the Company of the amount receivable in respect of the stock appreciation right may be paid in any combination of cash and common stock.

Stock Awards.  The Compensation Committee may grant shares of stock or rights to receive shares of stock or their cash equivalent or both, subject to such restrictions, conditions, and contingencies as are set by the Committee.

Shares Subject to the Incentive Plan.  A maximum of 7,250,000 shares of common stock of the Company may be issued pursuant to the Incentive Plan. Shares of stock (including rights or options) granted under the Incentive Plan that are forfeited back to the Company because of failure to meet an award contingency are again available for delivery pursuant to new awards under the Incentive Plan. If the exercise price of any option granted under the Incentive Plan is satisfied by tendering shares of stock to the Company, only the number of shares of stock issued net of the shares of stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Incentive Plan. Shares of stock delivered under the Incentive Plan in settlement, assumption, or substitution of outstanding awards of another entity as a result of the Company acquiring the entity do not reduce the maximum number of shares of stock that may be issued pursuant to the Plan.

Change in Control/Adjustment.  The Incentive Plan provides that, except as may be provided in individual award agreements, all outstanding awards will become immediately vested and exercisable upon (i) any change of control of the Company of a nature that would be required to be reported in a proxy statement in response to Item 6(e) (or comparable successor item) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, (ii) the acquisition of more than 15% of the Company’s outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, or (iii) change of the majority of the Board of Directors of the Company during any two year period unless the election of each new director during the period was approved by at least 75% of the directors still in office who were directors at the beginning of the period. The consummation of any merger or consolidation in which the owners of 75% or more of the Company’s common stock immediately prior to the merger or consolidation receive the same percentage ownership in the surviving corporation will not be deemed a change in control for vesting purposes. The number of shares available under the Incentive Plan and the number of shares of common stock subject to each outstanding award and, if applicable, the exercise price thereof, shall be adjusted upon the occurrence of, among other things, a stock dividend, stock split and a recapitalization of the Company’s common stock.

Termination or Amendment.  The Compensation Committee may stop granting awards under the Incentive Plan at any time, and may alter or amend the Incentive Plan or any outstanding awards for any purpose which may at the time be permitted by law, or may at any time terminate the Incentive Plan as to any further grants of awards. No amendment, however, can increase the maximum number of shares available under the Incentive Plan, change the group of persons eligible to receive awards under the Incentive Plan, or extend the time within which awards may be granted, in each case without stockholder approval if such approval is required by law or the requirements of Nasdaq, and without the approval of each affected Incentive Plan participant if the amendment, alteration or termination would adversely affect the participant’s rights or obligations under any award made prior to the date of the amendment, alteration or termination. The termination of the Incentive Plan would not affect the validity of any award outstanding on the date of termination.

Market Value of the Company’s Common Stock.  The Company’s common stock that may be issued pursuant to awards granted under the Incentive Plan is listed on the Global Select Market of Nasdaq under the trading symbol “HPOL”. The market value of the Company’s common stock based on the closing price on September 15, 2006 was $6.09 per share.

Consideration.  Any and all grants of awards and issuances of shares of common stock under the Incentive Plan will be in consideration of services performed by the participant for the Company or any of its subsidiaries. The purchase price of common stock acquired pursuant to an option shall be paid either in cash at the time of exercise or by delivery to the Company of shares of the Company’s common stock having a fair market value (determined as of the exercise date) equal to the aggregate purchase price, and the Committee may permit a participant to pay the purchase price by authorizing a third party to sell shares of stock acquired upon exercise of the option and remit a sufficient portion of the sale proceeds to pay the exercise price.

Summary of Federal Income Tax Consequences of the Incentive Plan

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of options granted under the Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

ISOs.  An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an ISO qualifying under Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date of grant or within one year following the exercise date will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the exercise date, referred to as a disqualifying disposition, the difference between the fair market value of the shares on the exercise date and the option exercise price, not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized, will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than one year. Generally, for federal income tax purposes, the Company should be able to deduct any ordinary income recognized by the optionee upon the disqualifying disposition of the shares, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if the tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits that may arise with respect to optionees subject to the alternative minimum tax.

Non-Qualified Stock Options.  Options not designated or qualifying as ISOs will be non-qualified stock options. Non-qualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-qualified stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, the ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than one year. No tax deduction is available to the Company with respect to the grant of a non-qualified option or the sale of the stock acquired pursuant to that grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified option, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

Restricted Stock.  Holders of restricted stock generally recognize taxable income at the time the applicable restrictions lapse based upon the fair market value of the applicable shares at the time of the lapse. Holders, however, may elect under Section 83(b) of the Internal Revenue Code to recognize taxable income on the fair market value of the restricted stock on the date received. Holding periods for capital gains treatment commence on the date of lapse of restrictions, of if a Section 83(b) election has been made, on the award date. The Company is entitled to a tax deduction with respect to a grant of restricted stock on the same date on which the holder is taxed.

REVOCABLE PROXY
HARRIS INTERACTIVE INC.
135 CORPORATE WOODS, ROCHESTER, NEW YORK 14623
PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF HARRIS
INTERACTIVE INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON,
TUESDAY, NOVEMBER 1, 2006
     The undersigned hereby constitutes and appoints Leonard R. Bayer and Ronald E. Salluzzo, and each of them, as proxies (the “Proxies”) of the undersigned, with full power of substitution in each, and authorizes each of them to represent and to vote all shares of common stock, par value $0.001 per share, of Harris Interactive Inc. (“Harris Interactive”) held of record by the undersigned as of the close of business on September 15, 2006, at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Rochester Museum & Science Center, 657 East Avenue, Rochester, New York 14607 at 5:15 p.m. (local time) and at any adjournments thereof.
When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE SET FORTH BELOW IN PROPOSAL 1, FOR APPROVAL OF PROPOSAL 2 TO AMEND THE LONG TERM INCENTIVE PLAN TO PERMIT A ONE-TIME STOCK OPTION EXCHANGE PROGRAM, AND WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. Stockholders also have the option of voting by telephone or the Internet, and may revoke this proxy, following procedures described in the accompanying Proxy Statement and materials.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated September 22, 2006, and a copy of Harris Interactive’s 2006 Annual Report on Form 10-K for the fiscal year ended June 30, 2006. The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.
PLEASE DATE, SIGN, AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.
▼ Please Detach and Mail in the Envelope Provided ▼

The Board of Directors Recommends a Vote “For” all Nominees and “For” Proposal 2
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		For	Withhold Authority
1.	Election of Class I Directors
	Leonard R. Bayer	☐	☐
	George Bell	☐	☐
	David Brodsky	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Modification of Long Term Incentive Plan to Permit a One-Time Stock Option Exchange Program	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any Adjournment(s) thereof.

	, 2006		, 2006
STOCKHOLDER(S) SIGNATURE(S)	Date	STOCKHOLDER(S) SIGNATURE(S)	Date

NOTE: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signor is a partnership, please sign in partnership’s name by authorized person.